Exhibit 4.01

EXECUTION COPY

FISCAL AGENCY AGREEMENT

between

MBIA INSURANCE CORPORATION as Issuer,

and

The Bank of New York as Fiscal Agent

dated as of January 16, 2008

$1,000,000,000 of 14% Fixed-to-Floating Rate Surplus Notes due 2033

TABLE OF CONTENTS

		PAGE
ARTICLE 1
DEFINITIONS

Section 1.01.	Definitions	1
Section 1.02.	Rules of Construction	6

ARTICLE 2
THE NOTES

Section 2.01.	Form	7
Section 2.02.	Execution and Authentication	8
Section 2.03.	Registrar, Paying Agent, Depository and Custodian.	8
Section 2.04.	Payment on Notes.	9
Section 2.05.	Noteholder Lists	12
Section 2.06.	Replacement Notes	12
Section 2.07.	Outstanding Notes	13
Section 2.08.	Treasury Notes	13
Section 2.09.	Cancellation	13
Section 2.10.	Person Deemed Owner	14

ARTICLE 3
PAYMENT RESTRICTIONS

Section 3.01.	Payment Restrictions	14
Section 3.02.	Unpaid Amounts	15

ARTICLE 4
TRANSFER AND EXCHANGE; TRANSFER RESTRICTIONS

Section 4.01.	Transfer and Exchange.	15
Section 4.02.	ERISA Restrictions	23

ARTICLE 5
COVENANTS

Section 5.01.	Payment of Principal and Interest	24
Section 5.02.	Rule 144A Information	24
Section 5.03.	Other Information	24
Section 5.04.	Corporate Existence	24
Section 5.05.	Compliance with Investment Company Act	25
Section 5.06.	Tax Treatment	25

i

ARTICLE 6
MERGER, CONSOLIDATION OR SALE BY MBIA

Section 6.01.	Merger, Consolidation or Sale of Assets.	25

ARTICLE 7
REMEDIES

Section 7.01.	Remedies	26
Section 7.02.	Restoration of Rights and Remedies	27
Section 7.03.	Rights and Remedies Cumulative	27
Section 7.04.	Delay or Omission Not Waiver	27

ARTICLE 8
SUBORDINATION

Section 8.01.	Subordination	27
Section 8.02.	Rehabilitation, Liquidation, Conservation or Dissolution	27
Section 8.03.	Distribution	28
Section 8.04.	Notice of Violation	28
Section 8.05.	Rights of Noteholders.	28

ARTICLE 9
REDEMPTION

Section 9.01.	Optional Redemption	29
Section 9.02.	Partial Redemption	30
Section 9.03.	Notice of Redemption	31
Section 9.04.	Payment upon Redemption	31
Section 9.05.	Replacement Notes on Partial Redemption	32

ARTICLE 10
FISCAL AGENT

Section 10.01.	Duties of Fiscal Agent.	32
Section 10.02.	Rights of Fiscal Agent.	33
Section 10.03.	Individual Rights of Fiscal Agent	34
Section 10.04.	Fiscal Agent’s Disclaimer	34
Section 10.05.	Compensation and Indemnity	35
Section 10.06.	Replacement of Fiscal Agent	35
Section 10.07.	Successor Fiscal Agent, Agents by Merger, Etc	36
Section 10.08.	Eligibility	36

ARTICLE 11
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 11.01.	Without Consent of Holders	36
Section 11.02.	With Consent of Holders	37
Section 11.03.	Revocation and Effect of Consents	38
Section 11.04.	Notation on or Exchange of Notes	39
Section 11.05.	Fiscal Agent to Sign Amendments, Etc	39

ARTICLE 12
MEETINGS OF HOLDERS

Section 12.01.	Purposes for Which Meetings May Be Called	39
Section 12.02.	Call, Notice and Place of Meetings	39
Section 12.03.	Persons Entitled to Vote at Meetings	40
Section 12.04.	Quorum	40
Section 12.05.	Action by Written Consent	41
Section 12.06.	Determination of Voting Rights; Conduct and Adjournment of Meetings.	41
Section 12.07.	Counting Votes and Recording Action of Meetings	41

ARTICLE 13
MISCELLANEOUS

Section 13.01.	Notices	42
Section 13.02.	Governing Law; Waiver of Trial by Jury	43
Section 13.03.	No Recourse Against Others	43
Section 13.04.	Acts Of Holders.	43
Section 13.05.	Duplicate Originals; Counterparts	44
Section 13.06.	Headings and Table of Contents	44
Section 13.07.	Successor	44
Section 13.08.	Separability	44

EXHIBIT A	FORM OF RESTRICTED GLOBAL NOTE

EXHIBIT B-1	FORM OF REGULATION S PERMANENT GLOBAL NOTE

EXHIBIT B-2	FORM OF REGULATION S TEMPORARY GLOBAL NOTE

EXHIBIT C	FORM OF REGISTRATION OF TRANSFER OR EXCHANGE OF SURPLUS NOTES

EXHIBIT D	FORM OF CERTIFICATION TO BE GIVEN BY HOLDERS OF BENEFICIAL INTEREST IN A REGULATION S TEMPORARY GLOBAL NOTE TO EUROCLEAR OR CLEARSTREAM

EXHIBIT E	FORM OF CERTIFICATION TO BE GIVEN BY THE EUROCLEAR OPERATOR OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME, LUXEMBOURG

EXHIBIT F	FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED GLOBAL NOTE TO TEMPORARY REGULATION S GLOBAL NOTE

EXHIBIT G	FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED GLOBAL NOTE TO PERMANENT REGULATION S GLOBAL NOTE

EXHIBIT H	FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM TEMPORARY REGULATION S GLOBAL NOTE TO RESTRICTED GLOBAL NOTE

Exhibit 4.01

FISCAL AGENCY AGREEMENT dated as of January 16, 2008, between MBIA INSURANCE CORPORATION, a stock insurance company organized under the laws of the State of New York (“MBIA”), and The Bank of New York, a banking corporation organized under the laws of the State of New York, as Fiscal Agent (together with any successor as Fiscal Agent hereunder, the “Fiscal Agent”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of MBIA’s 14% Fixed-to-Floating Rate Surplus Notes due 2033 (the “Notes”):

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. In this Agreement, unless the context otherwise requires:

“Agent” means any Registrar, Paying Agent, Co-Registrar or Custodian;

“Agreement” means this Agreement, as amended or supplemented from time to time;

“Authorized Signatory” of MBIA means an Officer of MBIA designated as such in any Officers’ Certificate delivered by MBIA to the Fiscal Agent;

“Board of Directors” or “Board” means the Board of Directors of MBIA or any duly authorized committee of the Board;

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions are authorized or required by law or executive order to close in New York, New York;

“Code” means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a particular section of the Code shall include any successor Code section;

“Company Order” means any request, instruction, order or directive signed by an Authorized Signatory of MBIA;

“Co-Registrar” has the meaning set forth in Section 2.03;

“Custodian” has the meaning set forth in Section 2.01;

“Department” means the Department of Insurance of the State of New York or such successor governmental body or authority from time to time;

“Depository” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depository with respect to the Notes, until a successor shall have been appointed and becomes such pursuant to the applicable provisions of this Agreement, and, thereafter, “Depository” shall mean such successor;

“DTC” means The Depository Trust Company;

“Eligible Surplus” means MBIA’s “surplus as regards policyholders,” less the sum of its “common capital stock” and “preferred capital stock”, recorded at Lines 35, 28 and 29, respectively, of the “Liabilities, Surplus and Other Funds” page of its annual and quarterly statements filed with state insurance regulatory authorities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended;

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books;

“Indebtedness” means (i) all existing or future indebtedness of MBIA for borrowed money, (ii) all existing or future indebtedness for borrowed money of other persons, the payment of which is guaranteed by MBIA, (iii) all existing or future obligations of MBIA under any agreement obligating MBIA to cause another person to maintain a minimum level of net worth, or otherwise to ensure the solvency of such person and (iv) any expense or any claim or amount, to the extent that payment of principal of and interest on the Notes is required by law to be subordinated to the prior payment thereof; provided, that any indebtedness of MBIA which by its express terms is subordinated in right of payment to, or ranks pari passu with, the Notes shall not constitute Indebtedness.

“Initial Purchasers” means the several initial purchasers named in Schedule C under the Purchase Agreement dated January 11, 2008, for whom each of Lehman Brothers Inc. (“Lehman”), Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and J.P. Morgan Securities Inc. (“JPMorgan”) is acting as representative;

“Insurance Law” means the New York Insurance Law, as amended;

“Interest Payment Date” shall mean with respect to the Notes, for the fixed rate period from and including January 16, 2008 to but excluding January 15, 2013, January 15 and July 15 of each year, beginning on July 15, 2008, and for the floating rate period from and including January 15, 2013 to but excluding the date on which the Notes are paid in full, January 15, April 15, July 15 and October 15 of each year, beginning on April 15, 2013;

“Interest Period” means the period beginning on and including January 15, 2013 and ending on but excluding the first Interest Payment Date thereafter and each successive period beginning on and including an Interest Payment Date and ending on but excluding the immediately succeeding Interest Payment Date.

“LIBOR Determination Date” means the second London Banking Day immediately preceding the first day of the relevant Interest Period.

“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.

“Make Whole Redemption Price” has the meaning set forth in Section 9.01

“Maturity Date” means January 15, 2033;

“MBIA” means the Person named as “MBIA” in the first paragraph of this Agreement until a successor Person shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “MBIA” shall mean such successor Person.

“Notes” has the meaning set forth in the second paragraph hereof;

“Officer” means the Chief Executive Officer, Chief Financial Officer, Secretary, General Counsel, President, any Executive or Senior Vice President or the Treasurer of MBIA;

“Officers’ Certificate” means a certificate signed by at least two Officers;

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Fiscal Agent. The counsel may be an employee of or counsel to MBIA;

“Other Creditor Claims” means all claims other than Policy Claims which, pursuant to Section 7434, have priority over claims with respect to the Notes. Under Section 7434 as currently in effect, such other claims include (i) claims with respect to the actual and necessary costs and expenses of administration incurred by a liquidator, rehabilitator or conservator under Section 7434, (ii) claims of the federal government other than Policy Claims, (iii) debts up to $1,200 due to each employee for services performed within one year before the commencement of rehabilitation, liquidation, dissolution or reorganization proceedings and claims for unemployment insurance contributions as required by law, (iv) claims of state or local governments other than Policy Claims, and (v) claims of general creditors, including, but not limited to, claims arising under reinsurance contracts, and all other claims having priority under Section 7434.

“Outstanding Notes” means the outstanding Notes determined in accordance with Section 2.07;

“Participants List” means the list furnished by the Depository showing Persons that have a beneficial interest in the Notes evidenced by any Note in global form held by the Depository and the amount of such interest;

“Paying Agent” has the meaning set forth in Section 2.03;

“Payment Restrictions” has the meaning set forth in Section 3.01;

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof;

“Policy Claims” means all existing and future claims of policyholders or beneficiaries, as the case may be, under any and all existing or future policies, endorsements, riders and other contracts of insurance, issued, assumed or renewed by MBIA on or prior to the first date of the sale of the Notes or thereafter created, and all claims of any security fund, guarantee association or the equivalent of the State of New York or another jurisdiction against MBIA, including claims for unearned premiums but excluding claims arising under reinsurance contracts.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act;

“Record Date” means, in relation to the Notes, (A) with respect to an Interest Payment Date, such day as is fifteen calendar days (whether or not a Business Day) prior to such Interest Payment Date, and (B) with respect to a Scheduled Interest Payment Date, where the Payment Restrictions have not been satisfied on the corresponding Interest Payment Date, such day as is fifteen calendar days (whether or not a Business Day) prior to such Scheduled Interest Payment Date;

“Redemption Date” means the date fixed for redemption of the Notes.

“Redemption Price” has the meaning set forth in Section 9.01;

“Register” means the register of the Notes maintained pursuant to Section 2.03;

“Registrar” has the meaning set forth in Section 2.03;

“Regulation S” means Regulation S under the Securities Act, as such Regulation may be amended from time to time, or any similar rules or regulations hereafter adopted by the Securities and Exchange Commission.

“Responsible Officer” means any officer or assistant officer of the Fiscal Agent assigned by the Fiscal Agent to administer the transactions contemplated hereby;

“Restricted Note” means any Note that bears or is required to bear the legend set forth in Section 4.01(e);

“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered rate for U.S. dollar deposits).

“Scheduled Maturity Date” has the meaning set forth in Section 2.04(b);

“Scheduled Interest Payment Date” has the meaning set forth in Section 2.04(b);

“Section 1307” means Section 1307 of the Insurance Law or any successor provision and as may hereafter be amended from time to time;

“Section 7434” means Section 7434 of the Insurance Law or any successor provision and as may hereafter be amended from time to time;

“Securities Act” means the Securities Act of 1933, as amended:

“Stated Rate” means with respect to the Notes, a fixed annual rate of 14% from and including January 16, 2008 to but excluding January 15, 2013, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2008; and an annual floating rate equal to Three-Month LIBOR plus 11.26% from and including January 15, 2013 to but excluding the date on which the Notes are paid in full, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on April 15, 2013;

“Superintendent” means the Superintendent of Insurance of the State of New York, or such governmental officer, body or authority as may after the date hereof succeed to such Superintendent of Insurance as the primary regulator of MBIA’s financial condition under applicable law;

“Three-Month LIBOR” means, with respect to an Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of an Interest Period and ending on the next Interest Payment Date (the “Relevant Period”) that appears on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on the LIBOR Determination Date for that Interest Period. If such rate does not appear on Reuters Page LIBOR01, Three-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for the Relevant Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Fiscal Agent (after consultation with MBIA), at approximately 11:00 a.m., London time, on the LIBOR Determination Date for that Interest Period. The Fiscal Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, Three-Month LIBOR with respect to that Relevant Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, Three-Month LIBOR with respect to that Interest Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the Fiscal Agent (after consultation with MBIA), at approximately 11:00 a.m., New York City time, on the first day of that Interest Period for loans in U.S. dollars to leading European banks for the Relevant Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Fiscal Agent to provide quotations are quoting as described above, Three-Month LIBOR for that Interest Period will be the same as Three-Month LIBOR as determined for the previous Interest Period or, in the case of the Interest Period beginning on January 15, 2013, 4.2575%. The establishment of Three-Month LIBOR for each Interest Period beginning on or after January 15, 2013 by the Fiscal Agent shall (in the absence of manifest error) be final and binding;

Section 1.02. Rules of Construction. In this Agreement, unless the context otherwise requires:

(a) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement and the forms of Note included as exhibits hereto as a whole, and not to any particular article, section or other subdivision;

(b) “or” is not exclusive;

(c) words in the singular include the plural, and words in the plural include the singular;

(d) provisions apply to successive events and transactions; and

(e) any reference to a party includes its successors from time to time.

ARTICLE 2

THE NOTES

Section 2.01. Form. The Notes will be issued in fully registered form, without coupons. The Notes will be initially represented by registered Notes in global form substantially in the form of Exhibits A, B-1 and B-2, which are part of this Agreement, and all of the provisions of which shall be deemed to be included in this Agreement.

Each such global Note shall be deposited with a Person (which may be the Fiscal Agent) appointed by MBIA to act as custodian for the Depository (the “Custodian”) and registered in the name of the Depository or a nominee thereof.

The Notes are being offered and sold by MBIA pursuant to a Purchase Agreement, dated January 11, 2008 (the “Purchase Agreement”), between MBIA and the Initial Purchasers named therein. The Notes sold to qualified institutional buyers within the meaning of Rule 144A under the Securities Act shall be represented initially in the form of one or more permanent global Notes in definitive, fully registered form without interest coupons, substantially in the form of Exhibit A (the “Restricted Global Note”). The Notes sold by the Initial Purchasers in the initial resale to certain persons other than U.S. persons in offshore transactions in reliance on Regulation S shall initially be represented by beneficial interests in the form of a temporary global Note in registered form without interest coupons, substantially in the form of Exhibit B-2 (the “Temporary Global Note”). The Temporary Global Note will be exchangeable under the conditions set forth in Section 4.01(l) below for one or more permanent global Notes in registered form without interest coupons (the “Regulation S Global Note”), substantially in the form of Exhibit B-1.

Each global Note shall represent the aggregate principal amount of Outstanding Notes from time to time specified therein and shall provide that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect transfers or exchanges. Any endorsement of a Note in global form to reflect the amount of any increase or decrease in the principal amount of Outstanding Notes represented thereby shall be made by the Fiscal Agent or the Custodian, at the direction of the Fiscal Agent, in such manner and upon instructions given by the Holder thereof. Payment of the principal of, the Redemption Price or Make Whole Redemption Price with respect to, and any interest on any global Note shall be made to the Holder thereof, or in the case of interest, to the Holder as of the close of business on the related Record Date.

The Notes and beneficial interests in global Notes shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof and the Notes shall be dated their date of authentication.

Section 2.02. Execution and Authentication. Any Officer shall sign the Notes on behalf of MBIA by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Fiscal Agent. The Fiscal Agent’s signature shall be conclusive evidence that the Note has been authenticated under this Agreement.

The Fiscal Agent shall authenticate the Notes for original issue in the aggregate principal amount of $1,000,000,000 upon a Company Order. The aggregate principal amount of Notes Outstanding at any time may not exceed the sum of (i) $1,000,000,000 and (ii) the principal amount of lost, destroyed or stolen Notes for which replacement Notes are issued pursuant to Section 2.06; provided, however, that MBIA may, from time to time, subject to the approval of the Superintendent, without notice to, or the consent of the Holders of Notes, increase the aggregate principal amount of the Notes, by creating and issuing further Notes ranking equally with and ratably with the Notes in all respects; provided, further, that such further Notes are fungible with the Notes for U.S. federal income tax purposes. Any such further Notes will have the same terms (other than the initial interest accrual date and initial Interest Payment Date, if applicable) and the same CUSIP number and ISIN number as the Notes and will be consolidated and form a single series with the Notes. Each holder of Notes agrees that any such subsequent issuance of Notes will delay the expiration of the holding period required for unrestricted transfer of all Notes pursuant to Rule 144(k) under the Securities Act, or any successor rule or regulation, to the latest expiration date of such period related to any Notes whenever issued. MBIA shall not make any further issuances of Notes later than one year after the original issuance.

The Fiscal Agent may appoint an authenticating agent acceptable to MBIA to authenticate Notes. An authenticating agent may authenticate Notes whenever the Fiscal Agent may do so, other than upon original issuance or pursuant to Section 2.06. Each reference in this Agreement to authentication by the Fiscal Agent includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with MBIA.

Section 2.03. Registrar, Paying Agent, Depository and Custodian.

(a) MBIA shall appoint itself or another Person to maintain an office or agency where Notes may be presented for registration of transfer or exchange

(MBIA or such other Person being referred to, in such capacity, as the “Registrar”). As set forth in Article 4 hereof, the Registrar shall keep a register of the Notes and of their transfer and exchange. MBIA may appoint one or more co-Registrars (each, a “Co-Registrar”) and may act as Co-Registrar. MBIA initially appoints the Fiscal Agent to act as Registrar.

(b) MBIA shall appoint itself or another Person to maintain an office or agency where Notes may be presented for payment (MBIA or such other Person being referred to, in such capacity, as the “Paying Agent”). The term “Paying Agent” includes any additional paying agent. MBIA initially appoints the Fiscal Agent to act as Paying Agent.

(c) MBIA shall appoint one or more other Persons to act as Depository with respect to any Notes issued in global form. MBIA initially appoints DTC to act as Depository with respect to the Notes issued in global form. As set forth in Section 4.01(g), MBIA may, in certain circumstances, appoint a successor Depository, and may at any time (subject to the procedures of DTC) determine that the Notes issued in the form of global Notes shall no longer be represented by such global Notes.

(d) MBIA shall appoint one or more Persons other than itself to act as Custodian with respect to any Notes issued in global form. MBIA initially appoints the Fiscal Agent to act as Custodian with respect to the Notes in global form.

(e) MBIA shall notify the Fiscal Agent in writing of the name and address of the Depository and of any Agent not a party to this Agreement, and shall give the Fiscal Agent at least thirty days’ written notice prior to changing the Depository or any such Agent.

Section 2.04. Payment on Notes.

(a) Subject to the Payment Restrictions, MBIA shall provide to the Paying Agent, in immediately available funds on or prior to 10:00 a.m., New York time, but in any event no later than 12:00 noon, New York time, on each Interest Payment Date, Maturity Date, Scheduled Interest Payment Date, Scheduled Maturity Date or Redemption Date, such amount, in U.S. dollars, as is necessary to make such payment as is due, and MBIA hereby authorizes and directs the Paying Agent from funds so provided to it to make or cause to be made payment of the principal of and interest on, and Redemption Price or Make Whole Redemption Price with respect to, the Notes in the manner, at the times and for the purposes set forth herein and in the text of the Notes.

Payments in respect of principal on or a redemption of Notes will be made only against surrender of such Notes. Payments in respect of interest on each scheduled payment date with respect to any such Note will be made to the Person in whose name such Note is registered at the close of business on the applicable Record Date. Payments of principal of, interest on or amounts with respect to a redemption of the Notes will be made by U.S. dollar check drawn on a bank in The City of New York or, for holders of at least $5,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States, provided that a written request from such Holder to such effect is received by the Fiscal Agent or the Paying Agent not less than 15 days (or such fewer days as the Fiscal Agent may accept at its discretion) prior to the scheduled payment date of the payment to be made. Unless such designation is revoked, any such designation made by such Person with respect to such Note will remain in effect with respect to any future payments with respect to such Note payable to such Person. MBIA will pay any reasonable administrative costs imposed in connection with making any such payments by wire transfer.

(b) MBIA will use its best efforts to obtain the approval of the Superintendent for the payment by MBIA of interest on and principal of, and Redemption Price or Make Whole Redemption Price with respect to, the Notes on each Interest Payment Date and the Maturity Date and any Redemption Date and, in the event any such approval has not been obtained for such payment at or prior to the applicable Interest Payment Date or the Maturity Date or any Redemption Date, as the case may be, to continue to use its best efforts to obtain such approval promptly thereafter. The first Business Day on or after any such Interest Payment Date or the Maturity Date or any Redemption Date on which the Payment Restrictions for any such payment of interest or principal or Redemption Price or Make Whole Redemption Price, as the case may be, are satisfied is referred to herein as “Scheduled Interest Payment Date” or “Scheduled Maturity Date” with respect to such payment of interest or principal or Redemption Price or Make Whole Redemption Price, as the case may be. Not less than 45 days prior to each Interest Payment Date and the Maturity Date (excluding any such Maturity Date which arises as a result of the obtaining of an order or the granting of approval for the rehabilitation, liquidation, conservation or dissolution of MBIA) and not less than 30 days prior to any Redemption Date, MBIA will seek the approval of the Superintendent to make each payment of interest on and principal of, and the Redemption Price or Make Whole Redemption Price with respect to, the Notes, respectively. In addition, MBIA will notify or cause to be notified in writing each Holder and the Fiscal Agent no later than five Business Days prior to each Interest Payment Date, the Maturity Date and a Redemption Date (excluding any such Maturity Date which arises as a result of the obtaining of an order or the granting of approval for the rehabilitation, liquidation, conservation or dissolution of MBIA) in the event that the Superintendent has not then approved the making of any such payment on such date or in case the Payment Restrictions are otherwise not satisfied, and thereafter will promptly notify in writing the Fiscal Agent in the event that MBIA shall have failed to make any such payment on any such date.

(c) MBIA will pay interest on each Note (i) subject to the Payment Restrictions, on each Interest Payment Date (if the Interest Payment Date is a Business Day, otherwise on the first Business Day after any such Interest Payment Date) to the Holder of such Note as of the close of business on the Record Date for the applicable Interest Payment Date or (ii) if the Payment Restrictions are not satisfied on any such Interest Payment Date, on the applicable Scheduled Interest Payment Date to the Holder of such Note as of the close of business on the Record Date for the applicable Scheduled Interest Payment Date or, in each case, on the subsequent special record date, if any, determined pursuant to Section 3.02. MBIA will make payment of the principal of the Notes on the Scheduled Maturity Date against presentation and surrender thereof at the principal corporate trust office of the Paying Agent, or at such other location of a Paying Agent as MBIA shall have otherwise instructed the Fiscal Agent in writing.

(d) Interest will continue to accrue at the Stated Rate on any unpaid principal. Interest payments with respect to which the scheduled payment dates have been extended are cumulative; however, during such period, interest will not accrue on interest with respect to which the scheduled payment dates have been extended.

(e) In the event any Interest Payment Date on or prior to the January 15, 2013 Interest Payment Date is not a Business Day, the interest payment will be made on the following Business Day and no interest will accrue as a result of such postponement. The amount of interest payable at the fixed rate will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event any Interest Payment Date after January 15, 2013 (other than an Interest Payment Date falling on the Maturity Date or a Redemption Date) is not a Business Day, the Interest Payment Date will be postponed to the next day that is a Business Day and interest will continue to accrue during such postponement. The amount of interest payable at a floating rate will be computed on the basis of a 360-day year and the actual number of days elapsed in the relevant period. In the event that the Maturity Date or any Redemption Date is not a Business Day, the payment of principal, interest, Redemption Price or Make Whole Redemption Price due on that day will be made on the following Business Day and no interest shall accrue as a result of such postponement. The interest payable on any Interest Payment Date will be the amount of interest accrued from, and including, the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issuance date of the Notes if no interest has been paid or duly provided for with respect to the Notes) to, but excluding, such Interest Payment Date.

(f) MBIA shall require each Paying Agent other than the Fiscal Agent to agree in writing that the Paying Agent will hold in trust for the benefit of Noteholders or the Fiscal Agent all money held by the Paying Agent for the payment of principal of or interest on, or Redemption Price or Make Whole

Redemption Price with respect to, the Notes, and will notify the Fiscal Agent in writing of any failure by MBIA to make any such payment. Until any such failure has been remedied, the Fiscal Agent may require a Paying Agent to pay all money held by it to the Fiscal Agent. In the event MBIA wishes to terminate the Fiscal Agent’s appointment as Paying Agent, MBIA shall provide ten days’ prior written notice to the Fiscal Agent that the Fiscal Agent’s appointment to act as Paying Agent is so terminated and the Fiscal Agent may rely on such notice. MBIA at any time may require a Paying Agent to pay all money held by the Paying Agent to the Fiscal Agent. Upon doing so the Paying Agent shall have no further liability for the money so paid.

(h) Any money paid by MBIA to the Fiscal Agent for any payment with respect to the Notes permitted under the Payment Restrictions in this Agreement and the Notes which remains unclaimed for two years will be repaid to MBIA, and all liability of the Fiscal Agent and of any other Paying Agents will thereupon cease. Thereafter the Holder will look only to MBIA for payments thereof as an unsecured creditor and MBIA will not be liable to pay any taxes or other duties in connection with such payments.

Section 2.05. Noteholder Lists. The Fiscal Agent shall preserve in as current a form as is reasonably practicable a separate list of the names and addresses of Noteholders. If the Fiscal Agent is not the Registrar, MBIA shall furnish to the Fiscal Agent not less than five Business Days prior to each Interest Payment Date and at such other times as the Fiscal Agent may request in writing a separate list in such form and as of such date as the Fiscal Agent may reasonably require of the names and addresses of Noteholders.

Section 2.06. Replacement Notes. If any Note shall be mutilated, destroyed, lost or stolen, MBIA shall, upon the written request of the Holder of such Note, issue and execute, and the Fiscal Agent shall authenticate and deliver, in replacement thereof, a replacement Note payable to such Holder and in the same principal amount as the Note so mutilated, destroyed, lost or stolen. If the Note being replaced has become mutilated, the Holder shall surrender such Note to the Fiscal Agent. If the Note has been destroyed, lost or stolen, the Holder of such Note shall furnish to MBIA and the Fiscal Agent (i) reasonably satisfactory evidence of such Holder’s ownership of such Note, (ii) reasonably satisfactory evidence of the destruction, loss or theft of such Note and (iii) such security or indemnity as may reasonably be required by MBIA and the Fiscal Agent to save harmless MBIA and the Fiscal Agent. Upon the issuance of a replacement Note pursuant to this Section, the Holder requesting such replacement Note shall pay to the Fiscal Agent a sum sufficient to cover any transfer tax or governmental charge payable in connection with the issuance of such replacement Note. Any Note issued pursuant to this Section shall be registered with the Registrar.

Every replacement Note shall be an additional obligation of MBIA.

If any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, MBIA in its discretion may, instead of issuing a new Note, pay such Note.

The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.07. Outstanding Notes. The Notes outstanding at any time are all Notes authenticated by the Fiscal Agent (or an authenticating agent appointed pursuant to Section 2.02) except for those canceled by the Fiscal Agent, those delivered to the Fiscal Agent for cancellation, those reductions in the interests in a global Note effected by the Fiscal Agent hereunder, and those described in this Section as not outstanding.

A Note does not cease to be outstanding because MBIA holds the Note.

If a Note is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Fiscal Agent receives proof satisfactory to it that the replaced Note is held by protected purchaser under the Uniform Commercial Code.

Notes are not outstanding which have been called for redemption in accordance with Article 9 or which otherwise have become payable at the Scheduled Maturity Date and if, in each case, monies sufficient to pay the principal thereof, any interest thereon and the Redemption Price or Make Whole Redemption Price (if applicable) with respect thereto have been paid.

Section 2.08. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by MBIA or any subsidiary or affiliate of MBIA shall be disregarded, except that for the purposes of determining whether the Fiscal Agent shall be protected in relying on any such direction, waiver or consent, only Notes which the Fiscal Agent knows are so owned shall be so disregarded.

Section 2.09. Cancellation. MBIA at any time may deliver Notes to the Fiscal Agent for cancellation. The Registrar and Paying Agent shall promptly forward to the Fiscal Agent any Notes surrendered to them for registration of transfer, exchange, payment or cancellation. The Fiscal Agent shall cancel all Notes so surrendered for registration of transfer, exchange, payment or cancellation and may destroy canceled Notes, unless MBIA directs the Fiscal Agent to deliver canceled Notes to MBIA and the Fiscal Agent shall in any event deliver to MBIA a certificate of such cancellation. MBIA may not issue new Notes to replace Notes that it has paid or delivered to the Fiscal Agent for cancellation.

Section 2.10. Person Deemed Owner. Prior to due presentment for registration of transfer, MBIA, the Fiscal Agent, the authenticating agent, if any, and any Agent may treat the Holder as the owner of such Note for the purpose of receiving payment of principal of, the Redemption Price or Make Whole Redemption Price with respect to, and (subject to Section 2.04(c)) interest on such Note and for all other purposes whatsoever, and neither MBIA, the Fiscal Agent, the authenticating agent, nor any other Agent shall be affected by notice to the contrary. Neither any members of, or participants in, the Depository (“Agent Members”) nor any other persons on whose behalf Agent Members may act shall have any rights under this Agreement with respect to any global Note (including without limitation any Temporary Global Note or Regulation S Global Note) registered in the name of the Depository or any nominee thereof, or under any such global Note, and the Depository or such nominee, as the case may be, may be treated by MBIA, the Fiscal Agent and any agent of MBIA or the Fiscal Agent as the absolute owner and holder of such global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent MBIA, the Fiscal Agent or any agent of MBIA or the Fiscal Agent from giving effect to any written certification, proxy or other authorization furnished by the Depository or such nominee, as the case may be, or impair, as between the Depository, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such persons governing the exercise of the rights of a holder of a beneficial interest in any Note. None of MBIA, the Fiscal Agent, the authenticating agent, if any, or any other Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ARTICLE 3

PAYMENT RESTRICTIONS

Section 3.01. Payment Restrictions. Notwithstanding anything to the contrary set forth herein, (a) any payment of interest on and principal of the Notes (and any payment of the Redemption Price or Make Whole Redemption Price in connection with any redemption of the Notes pursuant to Article 9) may be made only with the prior approval of the Superintendent, whenever, in his judgment, the financial condition of MBIA warrants, and (b) any such payment of interest or principal or the Redemption Price or Make Whole Redemption Price may only be made to the extent MBIA has sufficient Eligible Surplus to make such payment of interest or principal or the Redemption Price or Make Whole Redemption Price out of its Eligible Surplus (the conditions set forth in the foregoing clauses (a) and (b) are referred to herein collectively as the “Payment Restrictions”). If the Superintendent approves a payment of the Redemption Price or Make Whole Redemption Price with respect to, interest on or principal of the Notes in an amount that is less than the full amount of the Redemption Price or Make Whole Redemption Price, interest or principal then scheduled to be paid in respect of the Notes, or if as a result of any Payment Restriction MBIA is unable to pay the full amount of the Redemption Price or Make Whole Redemption Price, interest or principal then scheduled to be paid in respect of the Notes, the payment of such partial amount shall be made pro rata among Noteholders as their interests may appear.

Section 3.02. Unpaid Amounts. Notwithstanding anything to the contrary set forth herein, any payment of interest on any Note which is not punctually paid or duly provided for on the applicable Scheduled Interest Payment Date or on an Interest Payment Date with respect to which the Payment Restrictions have been satisfied (such payment being referred to as an “Unpaid Amount”), will forthwith cease to be payable to the Holder of such Note at the close of business on the relevant Record Date, and such Unpaid Amount, together with accrued interest thereon, if any (to the extent permitted by applicable law) will instead be payable on a subsequent special payment date to the Holder of such Note as of the close of business on a subsequent special record date. MBIA shall fix such special record date and special payment date for any Unpaid Amount and at least 20 days before such special record date shall notify the Fiscal Agent in writing of the special record date, the special payment date and the amount of interest to be paid. At least 10 days before the special record date, the Fiscal Agent shall mail to each Holder of the Notes a notice that also states the special record date, special payment date and amount of interest to be paid. On the special payment date set forth in such notice, the Paying Agent shall pay the amount of interest to be so paid to each Holder of the Notes in the manner set forth in Section 2.04(a).

ARTICLE 4

TRANSFER AND EXCHANGE; TRANSFER RESTRICTIONS

Section 4.01. Transfer and Exchange.

(a) When definitive Notes are presented to the Registrar with a request to register the transfer of such definitive Notes or to exchange such definitive Notes for an equal principal amount of definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the definitive Notes surrendered for transfer or exchange (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to MBIA and the Registrar, duly executed by the Holder thereof or his attorney, duly authorized in writing and (ii) in the case of definitive Restricted Notes only, shall be accompanied by the following additional information and documents, as applicable:

(A) if such Restricted Note is being exchanged, without transfer, a certification from such Holder to that effect, such certification to be substantially in the form of Exhibit C hereto, appropriately completed; or

(B) if such Restricted Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act or in accordance with Rule 144(k) or Regulation S or pursuant to another available exemption from registration under the Securities Act, a certification from the transferor to that effect, such certification to be substantially in the form of Exhibit C hereto, appropriately completed.

(b) Restricted Global Note to Temporary Global Note. If the holder of a beneficial interest in the Restricted Global Note wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Temporary Global Note, such transfer may be effected, subject to the rules and procedures of the Depository, Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), in each case to the extent applicable (the “Applicable Procedures”), only in accordance with the provisions of this Section 4.01(b)). Upon receipt by the Fiscal Agent, as Registrar, at its office in The City of New York of (i) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Fiscal Agent, as Registrar, to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in the Temporary Global Note in a principal amount equal to that of the beneficial interest in the Restricted Global Note to be so transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and (iii) a certificate in substantially the form of Exhibit F attached hereto given by the holder of such beneficial interest, the Fiscal Agent, as Registrar, shall instruct the Depository to reduce the principal amount of the Restricted Global Note, and to increase the principal amount of the Temporary Global Note, by the principal amount of the beneficial interest in the Restricted Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Agent Member for Euroclear or Clearstream or both, as the case may be) a beneficial interest in the Temporary Global Note having a principal amount equal to the amount by which the principal amount of the Restricted Global Note was reduced upon such transfer.

(c) Restricted Global Note to Regulation S Global Note. If the holder of a beneficial interest in the Restricted Global Note wishes at any time after the expiration of the Distribution Compliance Period to transfer such interest to a

Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 4.01(c). Upon receipt by the Fiscal Agent, as Registrar, at its office in The City of New York of (i) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Fiscal Agent, as Registrar, to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in the Regulation S Global Note in a principal amount equal to that of the beneficial interest in the Restricted Global Note to be so transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and, in the case of any such transfer pursuant to Regulation S, if such account is held for Euroclear or Clearstream the Euroclear or Clearstream account for which such Agent Member’s account is held) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and (iii) a certificate in substantially the form of Exhibit G attached hereto given by the holder of such beneficial interest, the Fiscal Agent, as Registrar, shall instruct the Depository to reduce the principal amount of the Restricted Global Note, and to increase the principal amount of the Regulation S Global Note, by the principal amount of the beneficial interest in the Restricted Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Note having a principal amount equal to the amount by which the principal amount of the Restricted Global Note was reduced upon such transfer.

(d) Temporary Global Note or Regulation S Global Note to Restricted Global Note. If the holder of a beneficial interest in the Temporary Global Note or the Regulation S Global Note wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 4.01(d). Upon receipt by the Fiscal Agent, as Registrar, at its office in The City of New York of (i) written instructions given in accordance with the Applicable Procedures from an Agent Member, directing the Fiscal Agent, as Registrar, to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in the Restricted Global Note equal to that of the beneficial interest in the Temporary Global Note or the Regulation S Global Note to be so transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member (and if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for, such beneficial interest, and (iii) with respect to a transfer of a beneficial interest in the Temporary Global Note, a certificate substantially in the form of Exhibit H hereto given by the holder of such beneficial interest, the Fiscal Agent, as Registrar, shall instruct the Depository to reduce the principal amount of the Temporary Global

Note or the Regulation S Global Note, as the case may be, and increase the principal amount of the Restricted Global Note, by the principal amount of the beneficial interest in the Temporary Global Note or the Regulation S Global Note, as the case may be, to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Note having a principal amount equal to the amount by which the principal amount of the Temporary Global Note or the Regulation S Global Note, as the case may be, was reduced upon such transfer.

The Fiscal Agent shall make appropriate notations on the Schedules attached to the applicable Global Notes to reflect the increases and decreases thereof contemplated by this Section 4.01.

To permit registrations of transfers and exchanges, MBIA shall, subject to the other provisions of this Article 4, execute and the Fiscal Agent (or an authenticating agent appointed pursuant to Section 2.02) shall authenticate and deliver definitive Notes at the Registrar’s request, and upon direction of MBIA. No service charge shall be made for any registration of transfer or exchange, but MBIA may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection with any registration of transfer or exchange.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of MBIA, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Notes surrendered upon such registration of transfer or exchange.

(e) Except as permitted by this Section 4.01(e), each certificate evidencing the Notes in global form and each definitive Note (and all securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, RESOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION AND UNLESS IN ACCORDANCE WITH THE FISCAL AGENCY

AGREEMENT, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE CORPORATE TRUST OFFICE OF THE FISCAL AGENT. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO REOFFER, RESELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS (OR SUCH PERIOD AS MAY OTHERWISE BE REQUIRED BY RULE 144(K) UNDER THE SECURITIES ACT, OR ANY SUCCESSOR RULE OR REGULATION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) SUBJECT TO THE PRIOR APPROVAL OF THE SUPERINTENDENT OF THE NEW YORK INSURANCE DEPARTMENT, TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Upon any request for sale or other transfer of a Restricted Note (including any Restricted Notes represented by a Note in global form) made subsequent to the date which is two years (or such period as may otherwise be required by Rule 144(k) under the Securities Act, or any successor rule or regulation) after the later of the date of original issuance of the Notes and the last date on which MBIA or an affiliate of MBIA within the meaning of Rule 144 under the Securities Act was the Holder of such Restricted Note and with respect to which a certification substantially in the form of Exhibit C hereto is furnished by the transferor, which states that such Note is being transferred in accordance with Rule 144(k) under the Securities Act or any successor rule or regulation, (i) in the case of any definitive Restricted Note, the Registrar shall permit the Holder thereof to exchange such Restricted Note for definitive Notes that do not bear the legend set forth above and such request shall be effective to rescind any restriction on the further transfer of such Note, and (ii) any such Restricted Notes represented by a Note in global form shall not be subject to any restriction on transfer set forth above; and in each such case, such Notes (whether in definitive or global form) shall no longer constitute “Restricted Notes” for purposes of this Agreement. The Registrar and MBIA shall be entitled (but not obligated) to require such certificates and information as they may reasonably deem necessary to demonstrate that any sale or other transfer of a Restricted Note is made in compliance with the applicable restrictions set forth above. MBIA shall promptly provide the Fiscal Agent at its request with a supply of definitive Notes or a global Note, as applicable, not bearing the foregoing legend.

(f) Notwithstanding any other provisions of this Agreement or the Notes, a global Note shall not be exchanged in whole or in part for a Note registered in the name of any person other than the Depository or a nominee thereof; provided that a global Note may be exchanged for Notes registered in the names of any person designated by the Depository in the event that (i) the Depository has notified MBIA that it is unwilling or unable to continue as Depository for such global Note (or any interest therein) or such Depository has ceased to be a “clearing agency” registered under the Exchange Act, and MBIA has not appointed a successor Depository within 60 days of receiving such notice, or of becoming aware of such cessation, (ii) an event described in Sections 7.01(a), 7.01(b) or 7.01(c) has occurred and is continuing, or (iii) MBIA, at its sole discretion and subject to the procedures of the Depository, determines that the Notes issued in the form of global Notes shall no longer be represented by such global Notes; and provided, further, that the Temporary Global Note shall not be exchanged for definitive Notes except in accordance with Regulation S and Section 4.01(l). Any global Note exchanged pursuant to clauses (i) through (iii) above may be exchanged in whole or from time to time in part as directed by the Depository. Any Note issued in exchange for a global Note or any portion thereof shall be a global Note; provided, that any such Note so issued that is registered in the name of a person other than the Depository or a nominee thereof shall not be a global Note. MBIA shall promptly provide the Fiscal Agent at its request with a supply of definitive Notes to effect this exchange.

(g) If at any time the Depository for the Notes notifies MBIA that it is unwilling or unable to continue as Depository for the Notes, MBIA may within 60 days of receiving such notice appoint a successor Depository with respect to the Notes.

(h) If in accordance with Section 4.01(f) Notes in global form will no longer be represented by global Notes, MBIA will execute and the Fiscal Agent, upon receipt of a Company Order for the authentication and delivery of definitive Notes, will authenticate and deliver, Notes in definitive form in an aggregate principal amount equal to the principal amount of the Notes in global form, in exchange for such Notes in global form.

If a definitive Note is issued in exchange for any portion of a global Note after the close of business at the office or agency where such exchange occurs on any Record Date and before the opening of business at such office or agency on the next succeeding Interest Payment Date or Scheduled Interest Payment Date, interest will not be payable on such Interest Payment Date or Scheduled Interest Payment Date in respect of such definitive Note, but will be payable on such Interest Payment Date or Scheduled Interest Payment Date only to the person to whom interest in respect of such portion of such global Note is payable in accordance with the provisions of this Agreement.

Definitive Notes issued in exchange for a Note in global form pursuant to this Section shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Fiscal Agent. Upon execution and authentication, the Fiscal Agent shall deliver such definitive Notes to the Persons in whose names such Notes are so registered.

(i) A definitive Note may be exchanged by the Holder at any time for a beneficial interest in Notes in global form or transferred by the Holder at any time in accordance with Rule 144A to a QIB or to any other Person permitted and wishing to hold the Notes in global form upon satisfaction of the requirements set forth below.

Upon receipt by the Registrar and the Fiscal Agent of a definitive Note, duly endorsed or accompanied by appropriate instruments of exchange or transfer, as the case may be, in form reasonably satisfactory to the Registrar, together with (i) in the case of Restricted Notes only, a certification from the Holder substantially in the form of Exhibit C that such definitive Note is either being exchanged for a beneficial interest in Notes in global form or being transferred (A) to a QIB in accordance with Rule 144A, (B) in accordance with Rule 144(k)

under the Securities Act, (C) in accordance with Regulation S or (D) pursuant to another available exemption under the Securities Act, and (ii) written instructions from the Holder so surrendering or transferring such definitive Note, directing the Fiscal Agent to make, or to direct the Custodian to make, an endorsement on the Note in global form to reflect an increase in the aggregate principal amount of the Notes represented by the Note in global form, the Fiscal Agent shall cancel such definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Custodian, the aggregate principal amount of Notes in global form to be increased accordingly.

(j) At such time as all interests in a Note in global form have either been exchanged for definitive Notes or canceled, such Note in global form shall be canceled by the Fiscal Agent in accordance with the standing procedures and instructions existing between the Depository and the Custodian. At any time prior to such cancellation, if any interest in a global Note is exchanged for definitive Notes or canceled, the principal amount of Notes represented by such Note in global form shall, in accordance with the standing procedures and instructions existing between the Depository and the Custodian, be reduced and an endorsement shall be made on such Note in global form, by the Fiscal Agent or the Custodian, at the direction of the Fiscal Agent, to reflect such reduction.

(k) Notwithstanding anything in this Agreement to the contrary, (i) all transfers and exchanges of the Notes may be made only in accordance with the procedures set forth in this Agreement (including the restrictions on transfer); (ii) all Notes, whether issued in definitive or global form, shall be registered as to principal and interest with the Registrar; (iii) the transfer of a Note may be effected only by the surrender of the old Note and the issuance by MBIA of a new Note to the new Holder; and (iv) the transfer and exchange of a beneficial interest in a Note issued in global form may only be effected through the Depository in accordance with the procedures promulgated by the Depository.

(l) The Notes sold by the Initial Purchasers under the Purchase Agreement in the initial resale to persons other than U.S. persons in offshore transactions in reliance on Regulation S shall be initially represented by the Temporary Global Note, which shall be deposited with the Custodian and registered in the name of the Depository or a nominee thereof. The Temporary Global Note will be held only through Euroclear or Clearstream, as participants in the Depository and any purchaser of Notes in a sale made in reliance on Regulation S may not sell or offer to sell such Notes prior to the expiration of the 40-day distribution compliance period (within the meaning of Rule 903(b)(3) of Regulation S) (the “Distribution Compliance Period”) within the United States or to a U.S. person or for the account or benefit of a U.S. person within the meaning of Regulation S (other than the Initial Purchasers) unless the Notes are registered under the Securities Act or an exemption from registration pursuant to the Securities Act is available. Promptly following the expiration of the Distribution Compliance Period (which period commenced on the original issue date of the Notes), the Temporary Global Note will be exchanged by the Fiscal Agent for the permanent Regulation S Global Note in accordance with Regulation S upon the receipt of a written certificate dated no earlier than the first day after the termination of the Distribution Compliance Period from the Depository substantially in the form of Exhibit D, together with copies of certificates dated no earlier than the first day after the termination of the Distribution Compliance Period substantially in the form of Exhibit E from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note. Following receipt of such certificates, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Global Note pursuant to the applicable procedures of the Depository, Euroclear and/or Clearstream. Simultaneously with the authentication of the Regulation S Global Note, the Fiscal Agent shall cancel the Temporary Global Note. The Regulation S Global Note will be deposited with the Fiscal Agent as Custodian for the Depository and will be registered in the name of the Depository or a nominee thereof. The aggregate principal amount of the Temporary Global Note and the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided, subject in each case to compliance with the applicable procedures of the Custodian for the Depository, the Depository, Euroclear and/or Clearstream.

(m) The Fiscal Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners in any global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 4.02. ERISA Restrictions. No employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or plan or other arrangement subject to the prohibited transaction provisions of the Code, or any governmental, church or non U.S. plan subject to similar laws (each a “Plan”), and no Person acting on behalf of a Plan, may acquire any Note or interest therein, unless such acquisition and holding of such Note is exempt under ERISA Section 408(b)(17) or under one or more of Prohibited Transaction Class Exemptions 84-14, 90-1, 91-38, 95-60 or 96-23 (or any amendment thereof) from the prohibitions under Section 406 of ERISA and Section 4975 of the Code. The purchase by any Person of a Note constitutes a representation by such Person to

MBIA and the Fiscal Agent that such Person either (a) is not a Plan or (b) is a Plan, but the acquisition and holding of such Note is covered under an applicable statutory or class exemption from the prohibitions under Section 406 of ERISA and Section 4975 of the Code. The restrictions on purchases of the Notes set forth in this Section are in addition to those set forth in Section 4.01 hereof and under applicable law.

ARTICLE 5

COVENANTS

Section 5.01. Payment of Principal and Interest. To the extent permitted by Section 3.01, MBIA will duly and punctually pay or cause to be paid the Redemption Price or Make Whole Redemption Price, if any, with respect to principal of and interest on the Notes in accordance with, and subject to, the terms of such Notes and this Agreement.

Section 5.02. Rule 144A Information. So long as MBIA is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Noteholder, MBIA shall promptly furnish or cause the Fiscal Agent to furnish to such Holder or to a prospective purchaser of such Note designated by such Holder, as the case may be, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act (“Rule 144A Information”) to permit compliance with Rule 144A in connection with resales of the Notes; provided, however, that MBIA shall not be required to furnish Rule 144A Information in connection with any request made on or after the date which is two years (or for such period as may otherwise be required by Rule 144(k) under the Securities Act, or any successor rule or regulation) from the later of (x) the date of original issuance of such Note (or any predecessor Note) or (y) the date such Note (or any predecessor Note) was last held by MBIA or an affiliate of MBIA within the meaning of Rule 144 under the Securities Act. So long as MBIA is required to furnish Rule 144A Information as set forth herein, MBIA shall notify the Fiscal Agent in writing if at any time it becomes subject to Section 13 or 15(d) of the Exchange Act.

Section 5.03. Other Information. MBIA shall deliver (or shall cause the Fiscal Agent to deliver) to each Holder, promptly after such items are available, one copy of (a) the annual and quarterly statutory-basis financial statements of MBIA as filed annually and quarterly with the Department and (b) during any period in which MBIA is subject to Section 13 or 15 (d) of the Exchange Act, the annual reports, quarterly reports and current reports which MBIA is required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act.

Section 5.04. Corporate Existence. Subject to Article 6, MBIA will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that MBIA shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of MBIA and if such action is effected only in a manner which does not adversely affect the interests of any Holder in any material respect.

Section 5.05. Compliance with Investment Company Act. MBIA represents and warrants as of the date hereof that it is not an open-end investment company, closed-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and covenants that it will not take any action if such action would cause MBIA to be in violation of the Investment Company Act at any time prior to payment in full of the Notes.

Section 5.06. Tax Treatment. MBIA and each holder of the Notes, by accepting any interest in any Note, will agree to treat the Notes as indebtedness of MBIA for U.S. federal, state and local income and franchise tax purposes and to file tax returns in a manner consistent with that treatment.

ARTICLE 6

MERGER, CONSOLIDATION OR SALE BY MBIA

Section 6.01. Merger, Consolidation or Sale of Assets.

(a) MBIA shall not merge or consolidate with or into any other Person or sell, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person, unless (i) (A) in the case of a merger or consolidation, MBIA is the surviving corporation or (B) in the case of a merger or consolidation where MBIA is not the surviving corporation and in the case of any such sale, conveyance, transfer or other disposition, the successor corporation is a corporation organized and existing under the laws of the United States or a State thereof and such corporation expressly assumes by supplemental fiscal agency agreement all the obligations of MBIA under the Notes and this Agreement, (ii) at the time of any such merger or consolidation, or such sale, conveyance, transfer or other disposition, MBIA shall not have failed to make payment of the interest on, principal of or Redemption Price or Make Whole Redemption Price with respect to the Notes after having satisfied the Payment Restrictions and (iii) MBIA has delivered to the Fiscal Agent an Officers’ Certificate stating that such merger, consolidation, sale, conveyance, transfer or other disposition complies with this Section and that all conditions precedent herein provided for relating to such transaction and supplemental fiscal agency agreement, if any, have been complied with. In the event of the assumption by a successor corporation of the obligations of MBIA as provided in clause (i)(B) of the immediately preceding sentence, such successor corporation shall succeed to and be substituted for MBIA under this Agreement and the Notes and all such obligations of MBIA shall terminate.

(b) Upon any merger, consolidation or any sale, conveyance, transfer or other disposition of all or substantially all of the assets of MBIA in accordance with this Section 6.01, the successor corporation formed by such consolidation, or the corporation into which MBIA is merged or to which such sale, conveyance, transfer or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, MBIA under this Agreement with the same effect as if such successor corporation had been named as MBIA herein.

ARTICLE 7

REMEDIES

Section 7.01. Remedies. Holders of the Notes may enforce this Agreement or the Notes only in the manner set forth below.

(a) In the event that any state or federal agency shall obtain an order or grant approval for the rehabilitation, liquidation, conservation or dissolution of MBIA, the Notes will upon the obtaining of such an order or the granting of such approval immediately become payable in full without any action on the part of the Fiscal Agent or any Holder, with payment of the Redemption Price or Make Whole Redemption Price with respect to the Notes and principal of and interest thereon being subject to the Payment Restrictions and any restrictions imposed as a consequence of, or pursuant to, such proceedings.

(b) In the event that the Superintendent approves in whole or in part a payment of the Redemption Price or Make Whole Redemption Price with respect to, or any interest on or principal of any Notes and MBIA fails to pay the full amount of such approved payment on the date such amount is scheduled to be paid, such approved amount will be immediately payable on such date without any action on the part of the Fiscal Agent or any Holder.

(c) In the event that MBIA fails to perform any of its obligations under this Agreement, each Holder of the Notes may pursue any available remedy to enforce the performance of any provision of this Agreement or the Notes; provided, however, that such remedy shall in no event include the right to declare the Notes immediately payable. A delay or omission by any Noteholder in exercising any right or remedy accruing as a result of MBIA’s failure to perform its obligations under this Agreement or the Notes and the continuation thereof shall not impair such right or remedy or constitute a waiver of or acquiescence in such non-performance by MBIA. To the extent permitted by law, no remedy is exclusive of any other remedy and all remedies are cumulative.

Notwithstanding any other provision of this Agreement or the Notes, in no event shall the Fiscal Agent or any Holder of the Notes be entitled to declare the Notes to immediately mature or otherwise be immediately payable.

Section 7.02. Restoration of Rights and Remedies. If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case MBIA and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Holders shall continue as though no such proceeding had been instituted.

Section 7.03. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.04. Delay or Omission Not Waiver. No delay or omission of any Holder to exercise any right or remedy accruing pursuant to this Article shall impair any such right or remedy or constitute a waiver thereof or an acquiescence therein. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Holders.

ARTICLE 8

SUBORDINATION

Section 8.01. Subordination. MBIA agrees, and each Noteholder by accepting a Note agrees, that the indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Indebtedness, Policy Claims and Other Creditor Claims in accordance with Section 7434.

Section 8.02. Rehabilitation, Liquidation, Conservation or Dissolution. Upon any distribution to creditors of MBIA in any rehabilitation, liquidation, conservation or dissolution relating to MBIA or its property, the priority of claims of Holders of the Notes shall be determined in accordance with Section 7434. In a proceeding commenced under Article 74 of the Insurance Law, claims for principal of or interest on the Notes constitute “Class 8” claims under Section

7434, as currently in effect and the holders of Indebtedness, the holders of Policy Claims and the holders of Other Creditor Claims, including without limitation, general creditors of MBIA, among others, will first be entitled to receive payment in full of all amounts due or to become due with respect thereto before Holders of the Notes will be entitled to receive any payment in respect of the principal of, interest on or any Redemption Price or Make Whole Redemption Price with respect to the Notes. If the Superintendent approves a payment of principal of or interest on the Notes in an amount that is less than the full amount of principal of and interest on the Notes then scheduled to be paid in respect of the Notes, payment of such partial amount shall be made pro rata among Noteholders as their interests may appear.

Section 8.03. Distribution. A distribution may consist of cash, securities or other property. If a distribution is made to Noteholders that, because of this Article should not have been made to them, the Noteholders who receive the distribution shall hold it in trust for holders of Indebtedness, Policy Claims and Other Creditor Claims, and pay it over to them as their interests may appear.

Section 8.04. Notice of Violation. MBIA shall promptly notify the Fiscal Agent and the Paying Agent in writing of any facts known to MBIA that would cause a payment of the Redemption Price or Make Whole Redemption Price with respect to, or the principal of or interest on the Notes to violate this Article and in the absence of such notice, the Fiscal Agent and the Paying Agent shall be entitled to conclusively assume that no such facts exist.

Section 8.05. Rights of Noteholders.

(a) Nothing in this Article shall (i) impair, as between MBIA and Noteholders, the obligation of MBIA which is absolute and unconditional to pay the Redemption Price or Make Whole Redemption Price with respect to, or the principal of and interest on the Notes in accordance with their terms; (ii) affect the relative rights of Noteholders and creditors of MBIA other than holders of Indebtedness, Policy Claims and Other Creditor Claims; or (iii) prevent any Noteholder from exercising any available remedies upon a breach by MBIA of its obligations hereunder, subject to the rights of holders of Indebtedness, Policy Claims and Other Creditor Claims to receive distributions otherwise payable to Noteholders.

(b) Each Noteholder, by acceptance thereof, authorizes and directs the Fiscal Agent on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Fiscal Agent its attorney-in-fact for any and all such purposes. If the Fiscal Agent is required to turn over any funds received by it to the holders of Indebtedness, Policy Claims and Other Creditor Claims, the Fiscal Agent need not turn over such funds unless and until MBIA shall have notified it as to the identity of such holders and of the amount of such funds to be paid to each such holder.

ARTICLE 9

REDEMPTION

Section 9.01. Optional Redemption. (a) Subject to the prior approval of the Superintendent and the satisfaction of the other Payment Restrictions, the Notes may be redeemed, in whole or in part, at the option of MBIA:

•

on January 15, 2013 and the Interest Payment Date occurring in January of each fifth succeeding year thereafter (each, a “Five-year Date”) at a redemption price (the “Redemption Price”) equal to the principal amount of the Notes to be redeemed together with any related accrued and unpaid interest to the date the Notes are redeemed (the “Redemption Date”); and

•

on any other date at a make whole redemption price (the “Make Whole Redemption Price”) equal to the sum of: (i) the greater of (A) 100% of the principal amount of the Notes to be redeemed and (B) the sum of (1) the sum of the present values of the remaining scheduled payments of interest from the Redemption Date to the next succeeding Five-year Date, each such payment discounted from its applicable Interest Payment Date to the Redemption Date, not including any portion of those payments of interest accrued and unpaid as of the Redemption Date plus (2) the present value of 100% of the principal amount of the Notes to be redeemed, discounted from the next succeeding Five-year Date (assuming the principal of the Notes were due on the next succeeding Five-year Date) to the Redemption Date, each such payment described in (1) or (2) above discounted on a semi-annual basis (for any redemption prior to January 15, 2013) or on a quarterly basis (for any redemption after January 15, 2013), in each case assuming a 360-day year consisting of twelve 30-day months at the Redemption Rate plus (ii) accrued and unpaid interest on the Notes to be redeemed to the Redemption Date.

For purposes of calculating such Make Whole Redemption Price for any redemption after January 15, 2013, the rate used in calculating the amount of each remaining scheduled payment of interest from the Redemption Date to the next succeeding Five-year Date shall be the Three-Month LIBOR rate applicable to the Interest Period immediately preceding such Redemption Date plus 11.26%.

The “Redemption Rate” will be:

•	for any redemption prior to January 15, 2013, the adjusted treasury rate (“Adjusted Treasury Rate”) plus 0.50%, and

•	for any redemption after January 15, 2013, the Three-Month LIBOR rate applicable to the Interest Period immediately preceding such Redemption Date.

To calculate the Adjusted Treasury Rate, MBIA will appoint Lehman, Morgan Stanley and JPMorgan or their respective successors and one or more other primary U.S. Government securities dealers to act as reference dealers, and MBIA will appoint Lehman, Morgan Stanley and JPMorgan or their respective successors to act as its quotation agents. If each of Lehman, Morgan Stanley and JPMorgan, including their respective successors, is no longer a primary U.S. Government securities dealer, MBIA will substitute another primary U.S. Government securities dealer in its place as reference dealer and quotation agent.

The quotation agents will select a United States Treasury security which has a maturity comparable to the remaining period from the Redemption Date to January 15, 2013 which would be used in accordance with customary financial practice to price new issues of corporate debt securities with a maturity comparable to the remaining period from the Redemption Date to January 15, 2013. The reference dealers will provide MBIA and the Fiscal Agent with the bid and asked prices for that comparable U.S. Treasury security as of 5:00 p.m. on the third Business Day before the Redemption Date. MBIA will calculate the average of the bid and asked prices provided by each reference dealer, eliminate the highest and the lowest reference dealer quotations, and then calculate the average of the remaining reference dealer quotations. However, if MBIA obtains fewer than three reference dealer quotations, MBIA will calculate the average of all the reference dealer quotations and not eliminate any quotations. This average quotation is the “Comparable Treasury Price.” The Adjusted Treasury Rate will be the semi-annual equivalent yield to maturity of a security the price of which, expressed as a percentage of its principal amount, is equal to the Comparable Treasury Price.

Section 9.02. Partial Redemption. In the case of any partial redemption of the Notes, the Notes to be redeemed shall be selected by the Fiscal Agent not less than 30 days prior to the date of such redemption, from the Outstanding Notes not previously called for redemption, by such method as the Fiscal Agent shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $250,000 or any integral multiple thereof) of the principal amount of the Notes of a denomination equal to or larger than $500,000. In all partial redemptions, at least $50,000,000 principal amount of Notes shall remain outstanding.

Section 9.03. Notice of Redemption. Notices to redeem shall be given to Holders of the Notes in writing mailed, first-class postage prepaid, to each Holder of Notes, or portions thereof, so to be redeemed, at the Holder’s address as it appears in the Register. Such notice will be given once not more than 60 days nor less than 30 days prior to the date fixed for redemption. If by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impracticable to give notice to the Holders of the Notes in the manner prescribed herein, then such notification in lieu thereof as is made by MBIA or the Fiscal Agent on behalf of and at the instruction of MBIA will constitute sufficient provision of such notice, if such notification, so far as may be practicable, approximates the terms and conditions of the mailed notice in lieu of which it is given. Neither the failure to give notice nor any defect in any notice given to any particular Noteholder will affect the sufficiency of any notice with respect to other Notes. Notices to redeem the Notes must specify the date fixed for redemption, the Redemption Price or the manner of calculating the Make Whole Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the Notes to be redeemed (or portion thereof in the case of a partial redemption), that accrued interest to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon will cease to accrue if such Notes are so redeemed at the Redemption Price or Make Whole Redemption Price together with accrued interest to the Redemption Date as aforesaid. In addition, in the case of a partial redemption, the redemption notice must specify the Notes called for redemption and the aggregate principal amount of the Outstanding Notes remaining after the redemption. MBIA shall notify in writing the Fiscal Agent of the Redemption Price or Make Whole Redemption Price with respect to any redemption promptly after the calculation thereof. The Fiscal Agent shall have no responsibility for calculating the Make Whole Redemption Price.

MBIA shall, at least 45 days prior to the Redemption Date fixed by MBIA (unless a shorter notice shall be satisfactory to the Fiscal Agent), notify the Fiscal Agent of such Redemption Date and of the principal amount of Notes to be redeemed, such notice to be accompanied by an Officers’ Certificate to the effect that all conditions precedent provided for herein to such redemption have been complied with.

Notice of any redemption of the Notes shall be given to Noteholders by MBIA or, at MBIA’s request, by the Fiscal Agent in the name and at the expense of MBIA.

Section 9.04. Payment upon Redemption. If the Payment Restrictions have been satisfied and notice of redemption has been given in the manner set forth in Section 9.03, the Redemption Price or Make Whole Redemption Price with respect to the Notes to be so redeemed will be payable in full on the date specified in such notice, and upon presentation and surrender of the Notes at the place or places specified in such notice, the Notes shall be paid and redeemed by MBIA at the places and in the manner herein and therein specified and at the Redemption Price or Make Whole Redemption Price together with accrued interest to the Redemption Date. From and after the Redemption Date, if monies for the redemption in full of the Notes called for redemption shall have been made available at the office of the Fiscal Agent for redemption on the Redemption Date, the Notes called for redemption shall cease to bear interest, and the only right of the Holders with respect to such Notes or portion thereof being redeemed will be to receive payment of the Redemption Price or Make Whole Redemption Price together with accrued interest to the Redemption Date as aforesaid. If monies for the redemption in full of the Notes called for redemption are not made available for payment, the Notes called for redemption shall not cease to bear interest until such monies have been so made available.

Section 9.05. Replacement Notes on Partial Redemption. Any Note which is to be redeemed only in part shall be surrendered with, if MBIA or the Fiscal Agent so requires, due endorsement by, or a written instrument of transfer in form reasonably satisfactory to MBIA and the Fiscal Agent duly executed by, the Holder thereof or his attorney duly authorized in writing, and MBIA shall execute, and the Fiscal Agent shall authenticate and deliver to the Holder of such Note without service charge, a new registered Note or Notes, of any authorized denomination as requested by such Holder, and as permitted by Section 2.01 of the Agreement, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

ARTICLE 10

FISCAL AGENT

Section 10.01. Duties of Fiscal Agent.

(a) The Fiscal Agent acts under this Agreement solely as agent of MBIA and does not assume any obligation or relationship of agency or trust for or with the Holders of the Notes, except that all funds held by the Fiscal Agent for the payment of the Redemption Price or Make Whole Redemption Price with respect to, or principal of or interest on, and any other amounts with respect to, the Notes shall be held in trust but need not be segregated from other funds, except as required by law, and shall be applied as set forth herein and in the Notes. The Fiscal Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with MBIA. The Fiscal Agent need perform only those duties that are specifically set forth in this Agreement and no others and no implied covenants or obligations shall be read into this Agreement against the Fiscal Agent.

(b) In the absence of gross negligence, willful misconduct or bad faith on its part, the Fiscal Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Fiscal Agent and conforming to the requirements of this Agreement. However, the Fiscal Agent shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Agreement, but need not verify the accuracy of the contents thereof.

(c) The Fiscal Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proven that the Fiscal Agent was grossly negligent, or committed willful misconduct or acted in bad faith, in ascertaining the pertinent facts.

(d) No provision of this Agreement shall require the Fiscal Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 10.02. Rights of Fiscal Agent.

(a) In the absence of gross negligence, willful misconduct or bad faith, the Fiscal Agent may rely and shall be protected in acting or refraining from acting upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Fiscal Agent need not investigate any fact or matter stated in the document.

(b) Before the Fiscal Agent acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel covering such matters as it shall reasonably request. The Fiscal Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c) The Fiscal Agent shall not be liable for any action it takes or omits to take in good faith without gross negligence or willful misconduct or bad faith which (i) is taken pursuant to any Company Order addressed and delivered to the Fiscal Agent or (ii) the Fiscal Agent otherwise believes to be authorized or within its rights or powers.

(d) The Fiscal Agent may consult with counsel reasonably acceptable to the Fiscal Agent, which may be counsel to MBIA, and the advice of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith without gross negligence or willful misconduct or bad faith and in accordance with the advice or opinion of such counsel.

(e) The Fiscal Agent shall not be bound and shall have no duty to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of MBIA under this Agreement; but the Fiscal Agent may require of MBIA full information and advice as to the performance of the covenants, conditions and agreements aforesaid.

(f) The Fiscal Agent shall not be required to give any bond or surety in respect of the execution of its trusts and powers or in respect of this Agreement.

(g) The Fiscal Agent shall not be responsible for exercising any remedies on behalf of the holders of the Notes and shall not be responsible for determining whether a Payment Restriction exists.

(h) Any request or direction of MBIA shall be sufficiently evidenced by a Company Order.

(i) The Fiscal Agent may execute any of its powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees.

(j) In no event shall the Fiscal Agent be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Fiscal Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k) In no event shall the Fiscal Agent be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 10.03. Individual Rights of Fiscal Agent. The Fiscal Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with MBIA with the same rights the Fiscal Agent would have if it were not Fiscal Agent. Any Agent may do the same with like rights.

Section 10.04. Fiscal Agent’s Disclaimer. The Fiscal Agent makes no representation as to the validity or adequacy of this Agreement or the Notes, shall not be accountable for MBIA’s use of the proceeds from the sale of the Notes or the use or application of any money received by any Paying Agent other than the Fiscal Agent, and shall not be responsible for any statement in the Notes other than the Fiscal Agent’s certificate of authentication.

Section 10.05. Compensation and Indemnity. MBIA shall from time to time pay to the Fiscal Agent compensation for its services as agreed in writing by MBIA from time to time. The Fiscal Agent’s compensation shall not be limited by any law on compensation of a trustee of an express trust. MBIA shall reimburse the Fiscal Agent, within 45 days after receiving request therefor, for all reasonable out-of-pocket disbursements, fees and expenses incurred by the Fiscal Agent in connection with the performance of its duties under this Agreement, including, without limitation, those incurred in connection with the enforcement of any remedy hereunder or the interpretation of any provision hereunder. Such expenses may include the reasonable compensation and out-of-pocket expenses of the Fiscal Agent’s agents and counsel.

MBIA shall indemnify the Fiscal Agent for, and hold it harmless against, any loss or liability incurred by it in connection with its acting as Fiscal Agent under this Agreement, including costs and expenses of defending itself against any claim for liability arising from the exercise or performance of any of its powers or duties hereunder. The Fiscal Agent shall promptly notify MBIA of any claim for which the Fiscal Agent may seek indemnity; provided that failure to provide such notice shall not impair MBIA’s obligations hereunder unless MBIA was materially prejudiced by such failure. MBIA need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

Notwithstanding any of the foregoing, MBIA need not reimburse any expense or indemnify against any loss or liability incurred by the Fiscal Agent if the Fiscal Agent has acted with gross negligence, willful misconduct or in bad faith in connection with the Agreement.

To secure MBIA’s payment obligations in this Section 10.05, the Fiscal Agent shall have a lien prior to the Notes on all money or property held or collected by the Fiscal Agent, other than money or property held in trust to pay principal of and interest on particular Notes.

MBIA’s obligations under this Section shall survive the resignation or removal of the Fiscal Agent, the payment in full of the Notes and the termination of this Agreement.

Section 10.06. Replacement of Fiscal Agent. A resignation or removal of the Fiscal Agent and appointment of a successor Fiscal Agent shall become effective only upon the successor Fiscal Agent’s acceptance of appointment as provided in this Section.

The Fiscal Agent may resign at any time by giving 60 days’ prior written notice thereof to MBIA. Either MBIA or the Holders of a majority in aggregate principal amount of the Notes may remove the Fiscal Agent at any time by giving written notice thereof to the Fiscal Agent and, in the case where removal is at the election of the Holders of a majority in aggregate principal amount of the Notes, MBIA.

If the Fiscal Agent resigns or is removed or if a vacancy exists in the office of Fiscal Agent for any reason, MBIA shall promptly appoint a successor Fiscal Agent. Within one year after the successor Fiscal Agent takes office, the Holders of a majority in aggregate principal amount of the Notes may appoint a successor Fiscal Agent to replace the successor Fiscal Agent appointed by MBIA.

If a successor Fiscal Agent does not take office within 60 days after the retiring Fiscal Agent resigns or is removed, the retiring Fiscal Agent, MBIA or the Holders of at least 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Fiscal Agent.

If the Fiscal Agent fails to comply with Section 10.08, any Noteholder or holder of any beneficial interest in a Note may petition any court of competent jurisdiction for the removal of the Fiscal Agent and the appointment of a successor Fiscal Agent.

A successor Fiscal Agent shall deliver a written acceptance of its appointment to the retiring Fiscal Agent and to MBIA. Thereupon, the retiring Fiscal Agent shall, upon payment of its charges, transfer all property held by it as Fiscal Agent to the successor Fiscal Agent, the resignation or removal of the retiring Fiscal Agent shall become effective, and the successor Fiscal Agent shall have all the rights, powers and duties of the Fiscal Agent under this Agreement. The successor Fiscal Agent shall mail a notice of its succession to Noteholders.

Section 10.07. Successor Fiscal Agent, Agents by Merger, Etc.. If the Fiscal Agent or any Agent consolidates with, merges or converts into, or transfers all or substantially all of its fiscal agency or agency business to, another Person, the successor Person, without any further act, shall be the successor Fiscal Agent or Agent, as the case may be.

Section 10.08. Eligibility. The Fiscal Agent shall have a combined capital and surplus of at least $500 million as set forth in its most recent annual report to its shareholders.

ARTICLE 11

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 11.01. Without Consent of Holders. Subject to Section 11.02, MBIA and the Fiscal Agent may amend, supplement or modify this Agreement or the Notes without the consent of any Noteholder for the purpose of:

(a) adding to the covenants of MBIA for the benefit of the Noteholders;

(b) surrendering any right or power conferred on MBIA;

(c) securing the Notes;

(d) evidencing the succession of another entity to MBIA and the assumption by any such successor of the covenants and obligations of MBIA herein and in the Notes as permitted by this Agreement and the Notes;

(e) modifying the restrictions on, and procedures for, resale and other transfers of the Notes to the extent required by any change in applicable law or regulation, or the interpretation thereof, or in practices relating to the resale or transfer of restricted securities generally;

(f) accommodating the issuance, if any, of the Notes in book-entry or certificated form and matters related thereto which do not adversely affect the interest of any Noteholder in any material respect;

(g) curing any ambiguity or correcting or supplementing any defective provision herein or in the Notes in a manner which does not adversely affect the interests of any Noteholder in any material respect; or

(h) effecting any amendment which MBIA and the Fiscal Agent may determine is necessary or desirable and which shall not adversely affect the interest of any Noteholder in any material respect.

Section 11.02. With Consent of Holders. MBIA and the Fiscal Agent may amend, supplement or modify this Agreement or the Notes (a) with the written consent of the Noteholders of at least a majority in aggregate principal amount of the outstanding Notes or (b) upon the adoption of a resolution, at meetings of Holders of the Notes held pursuant to Article 12 at which, in each case, a quorum is present, by the Holders of not less than a majority in aggregate principal amount of the outstanding Notes. In addition, the Holders of a majority in aggregate principal amount of the Notes may waive compliance by MBIA with any provision of this Agreement or the Notes or any past failure to perform or existing default, either by written consent or by affirmative vote at meetings of Holders as described above. Notwithstanding the foregoing, without the written consent or affirmative vote of each Noteholder affected, no amendment, supplement, modification or waiver under this section may:

(a) change the Maturity Date of, or the dates for payment of interest on, any Note;

(b) reduce the Redemption Price or Make Whole Redemption Price with respect to, the principal amount of, or interest rate on, any Note;

(c) change the place or currency of payment of any part of the principal of, interest on, or Redemption Price or Make Whole Redemption Price with respect to, any Note;

(d) change MBIA’s obligations under Section 5.02 hereof;

(e) impair any right to institute suit for the enforcement of any payment, if such payment has been approved by the Superintendent pursuant to Section 1307 with respect to any Note;

(f) modify the subordination provisions contained herein and in the Notes in a manner adverse to the Noteholders;

(g) reduce the percentage in principal amount of Notes, the consent of whose Holders is required to amend, supplement or modify this Agreement or the Notes or to make, take or give any request, demand, authorization, direction, notice, consent, waiver (including waiver of future compliance or past failure to perform or existing default) or other action provided thereby to be made, taken or given;

(h) reduce the percentage of aggregate principal amount of outstanding Notes that constitutes the quorum at any meeting of Noteholders at which a resolution is adopted;

(i) change the Payment Restrictions in a manner adverse to any Noteholder unless otherwise required by applicable law.

In addition, notwithstanding anything to the contrary set forth herein, without the prior approval of the Superintendent, no amendment, supplement, modification or waiver under this Article may change this Agreement or the Notes in any manner.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. MBIA may establish, by delivery of an Officers’ Certificate to the Fiscal Agent, a record date for determining Noteholders of record entitled to give any consent or waiver.

After an amendment or supplement under this Section becomes effective, the Fiscal Agent shall mail to Noteholders a notice briefly describing the amendment or supplement. Any failure of the Fiscal Agent to mail each such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental agreement.

Section 11.03. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a written consent to it by a Holder of a

Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the written consent as to such Note or portion of a Note if a Responsible Officer of the Fiscal Agent receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the foregoing, if a record date has been established for the purpose of determining Noteholders entitled to consent, such written notice of revocation must be signed by the Noteholder of record as of the record date or his duly appointed proxy. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder.

Section 11.04. Notation on or Exchange of Notes. The Fiscal Agent may place an appropriate notation relating to an amendment, supplement or waiver on any Note thereafter authenticated. MBIA in exchange for all Notes may issue, and the Fiscal Agent shall authenticate, new Notes that reflect the amendment, supplement or waiver.

Section 11.05. Fiscal Agent to Sign Amendments, Etc.. In executing, or accepting the additional obligations created by any supplemental agreement permitted by this Article or the modifications thereby of the obligations created by this Agreement, the Fiscal Agent shall be entitled to receive, and (subject to Section 10.01) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such supplemental agreement is authorized or permitted by this Agreement.

The Fiscal Agent shall sign any amendment or supplement authorized pursuant to this Article if the amendment or supplement does not adversely affect the rights of the Fiscal Agent. If the amendment or supplement does adversely affect the Fiscal Agent’s rights, the Fiscal Agent may, but need not, sign it.

ARTICLE 12

MEETINGS OF HOLDERS

Section 12.01. Purposes for Which Meetings May Be Called. A meeting of Holders of the Notes may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be made, given or taken by Holders of the Notes.

Section 12.02. Call, Notice and Place of Meetings. MBIA may at any time, and at the written request and direction of the Holders of at least 25% of the aggregate principal amount of the Notes the Fiscal Agent shall on behalf of such Holders at any time, call a meeting of Holders of the Notes for any purpose specified in Section 12.01 hereof. Each such meeting shall be held at such time and at such place in New York, New York as MBIA or the Holders calling such meeting shall determine. Notice of any such meeting of Holders of the Notes, setting forth the time and the place of such meeting and, in general terms, the action proposed to be taken at such meeting, shall be given by MBIA to the Fiscal Agent and the Holders of the Notes, or by the Fiscal Agent (on behalf and at the direction of the Holders calling the meeting) to MBIA and the Holders of the Notes, not less than 30 nor more than 60 days prior to the date fixed for the meeting. If the Fiscal Agent shall not have given notice of any meeting as directed by the requisite Holders within 21 days after receiving such direction, such Holders may call a meeting of the Holders of the Notes generally by giving written notice thereof to MBIA, the Fiscal Agent and the Holders of the Notes in the manner described above.

Section 12.03. Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Notes, a Person shall be (a) a Holder of the Notes on the record date established pursuant to Section 11.02 of this Agreement or, if no such record date is established, the date of the notice of such meeting or (b) a Person appointed by an instrument in writing as proxy for such a Holder or Holders of one or more of the Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and financial advisors, any representatives of the Fiscal Agent and its counsel, and any representatives of MBIA and its counsel.

Section 12.04. Quorum. At any meeting of the Holders of Notes, a majority in aggregate principal amount of the outstanding Notes shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of the Notes, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 12.02, except that such notice need be given not less than five days prior to the date on which the meeting is scheduled to be reconvened.

Any action taken at any meeting of Holders of the Notes duly held in accordance with this Section, if taken by the Holders of an aggregate principal amount of the Notes required for such action by this Agreement, shall be binding on all the Holders of the Notes whether or not present or represented at the meeting.

Section 12.05. Action by Written Consent. Any action required or permitted to be taken by the Holders of the Notes may be effected by consent in writing by the Holders of such portion of the aggregate principal amount of the Notes as may be required for such action by this Agreement.

Section 12.06. Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Notwithstanding any other provisions of this Agreement, MBIA may make such reasonable regulations as it may deem advisable for any meeting of Holders of the Notes in regard to proof of the holding of the Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without other proof.

(b) MBIA shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Holders of the Notes, in which case the Holders of the Notes calling the meeting shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Notes represented at the meeting.

(c) At any meeting each Holder of a Note or proxy therefor shall be entitled to one vote for each $1,000 principal amount of the Notes held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note ruled by the chairman of the meeting to be not outstanding or otherwise not entitled to vote. The chairman of the meeting shall have no right to vote, except as a Holder of a Note or proxy.

(d) Any meeting of Holders of the Notes duly called pursuant to Section 12.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Notes represented at the meeting, and such meeting may be held as so adjourned without further notice.

Section 12.07. Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of the Notes shall be by written ballots on which shall be subscribed the signatures of the Holders of the Notes or their representatives by proxy and the principal amounts and serial numbers, if applicable, of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of the Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken at such meeting and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 12.02 and, if applicable, Section 12.04 hereof. Each copy of such record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to each of MBIA and the Fiscal Agent, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be presumptive evidence of the matters therein stated.

ARTICLE 13

MISCELLANEOUS

Section 13.01. Notices. Any notice or communication to MBIA or the Fiscal Agent by the other or by a Noteholder shall be duly given if in writing and delivered in person or mailed by first class mail addressed as follows:

If to MBIA:

MBIA Insurance Corporation

133 King Street

Armonk, New York 10504

Attention: Richard Thevenet, Treasurer

Telephone: 914-765-3220

Facsimile: 914-765-3410

If to the Fiscal Agent:

The Bank of New York

101 Barclay Street, Floor 8W

New York, New York 10286

Attention: Corporate Finance

Telephone: (212) 815-5995

Facsimile: (212) 815-5704

MBIA or the Fiscal Agent by written notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Noteholder shall be mailed by first-class mail to its address as shown on the register kept by the Registrar. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If MBIA mails a notice or communication to Noteholders, it shall mail a copy to the Fiscal Agent and each Agent at the same time.

If a notice or communication is mailed in the manner provided above within the time prescribed it is duly given, whether or not the addressee receives it.

Section 13.02. Governing Law; Waiver of Trial by Jury. This Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws rules of such State. The Superintendent’s exercise of regulatory authority, including approval of payments on the Notes, shall be governed by, and in accordance with, the law of the State of New York and the parties hereto shall submit any disputes related to the exercise of such regulatory authority to a court of competent jurisdiction in the State of New York (or, if the Superintendent is no longer the primary regulator of the financial condition of MBIA, the law of such jurisdiction of the primary regulator of the financial condition of MBIA). Each of MBIA and the Fiscal Agent hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, the Notes or the transactions contemplated hereby.

Section 13.03. No Recourse Against Others. No director, officer, employee or policyholder, as such, of MBIA shall have any liability for any obligation of MBIA under the Notes or this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

Section 13.04. Acts Of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may, alternatively, be embodied in and evidenced by the record of Holders of Notes voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Notes duly called and held in accordance with the provisions of Article 12, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Fiscal Agent and, where it is hereby expressly required, to MBIA. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Agreement and conclusive in favor of the Fiscal Agent and MBIA and any agent of the Fiscal Agent or MBIA, if made in the manner provided in this Section. The record of any meeting of Holders of Notes shall be proved in the manner provided in Section 12.07.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Fiscal Agent deems sufficient.

(c) The ownership of Notes shall be proved by the Register.

Section 13.05. Duplicate Originals; Counterparts. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Agreement. This Agreement may be signed in any number of counterparts, each of which may be signed separately and all of which taken together shall constitute one signed copy.

Section 13.06. Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 13.07. Successor. All covenants and agreements in this Agreement by MBIA shall bind its successor, whether so expressed or not.

Section 13.08. Separability. In case any provision of this Agreement or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

MBIA INSURANCE CORPORATION

By:	/s/ C. Edward Chaplin
Name:	C. Edward Chaplin
Title:	Chief Financial Officer

THE BANK OF NEW YORK, as Fiscal Agent

By:	/s/ L. O’Brien
Name:	L. O’Brien
Title:	Vice President

EXHIBIT A FORM OF RESTRICTED GLOBAL NOTE

Form of Restricted Global Note

CUSIP No.	55276G AA3
ISIN	US55276GAA31

No. RA-[        ]

MBIA INSURANCE CORPORATION

14% Fixed-to-Floating Rate Surplus Note due 2033

MBIA INSURANCE CORPORATION, a stock insurance company organized under the laws of the State of New York, promises to pay to Cede & Co. or registered assigns, the principal sum of $            ; provided, that such principal sum may from time to time be increased or reduced to reflect transfers or exchanges in accordance with the provisions of the Agreement (as defined on the reverse hereof), such transfers and exchanges to be evidenced by an appropriate notation on the Schedule of Exchanges for Notes attached hereto, on the first business day on or after January 15, 2033 on which the Payment Restrictions (as defined on the reverse hereof) are satisfied.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth herein.

IN WITNESS WHEREOF, MBIA INSURANCE CORPORATION has caused this Note to be signed by its duly authorized officer.

MBIA INSURANCE CORPORATION

By:
Name:
Title:

Dated:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Agreement.

THE BANK OF NEW YORK as Fiscal Agent

By:
Authorized Signatory

(Reverse of Note)

MBIA INSURANCE CORPORATION

14% Fixed-to-Floating Rate Surplus Note due 2033

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE AGREEMENT (AS DEFINED HEREINAFTER). UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY DTC TO A NOMINEE OF DTC, (II) BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR (III) BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. BENEFICIAL INTERESTS IN THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT.

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, RESOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION AND UNLESS IN ACCORDANCE WITH THE FISCAL AGENCY AGREEMENT, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE CORPORATE TRUST OFFICE OF THE FISCAL AGENT. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE

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HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO REOFFER, RESELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS (OR SUCH PERIOD AS MAY OTHERWISE BE REQUIRED BY RULE 144(K) UNDER THE SECURITIES ACT, OR ANY SUCCESSOR RULE OR REGULATION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) SUBJECT TO THE PRIOR APPROVAL OF THE SUPERINTENDENT OF THE NEW YORK INSURANCE DEPARTMENT, TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THE RIGHTS ATTACHING TO THIS RESTRICTED GLOBAL NOTE ARE AS SPECIFIED IN THE AGREEMENT.

ANY PAYMENT OF INTEREST ON AND PRINCIPAL OF THE NOTES (AND ANY PAYMENT OF THE REDEMPTION PRICE OR MAKE WHOLE REDEMPTION PRICE PURSUANT TO ARTICLE 9 OF THE

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AGREEMENT) WITH RESPECT TO THIS NOTE MAY ONLY BE MADE OUT OF MBIA’S FREE AND DIVISIBLE SURPLUS AND WITH THE PRIOR APPROVAL OF THE SUPERINTENDENT OF INSURANCE OF THE STATE OF NEW YORK (THE “SUPERINTENDENT”), IN ACCORDANCE WITH SECTION 1307 OF THE NEW YORK INSURANCE LAW (TOGETHER WITH ANY SUCCESSOR PROVISION, AND AS MAY BE HEREAFTER AMENDED FROM TIME TO TIME, “SECTION 1307”). THERE ARE NO GUIDELINES OR INTERPRETATIONS AS TO THE EXTENT OF THE SUPERINTENDENT’S DISCRETION UNDER SECTION 1307 IN DETERMINING WHETHER THE FINANCIAL CONDITION OF MBIA WARRANTS SUCH PAYMENTS.

BY ITS ACCEPTANCE OF THE NOTES, EACH HOLDER OF THE NOTES SHALL BE DEEMED TO HAVE REPRESENTED TO MBIA THAT IT IS ITS INTENT AND IT UNDERSTANDS IT IS THE INTENT OF MBIA, FOR PURPOSES OF UNITED STATES FEDERAL, STATE AND LOCAL INCOME AND FRANCHISE TAXES THAT THE NOTES BE TREATED AS INDEBTEDNESS OF MBIA, AGREES TO SUCH TREATMENT, AGREES TO FILE TAX RETURNS IN A MANNER CONSISTENT WITH SUCH TREATMENT AND AGREES TO TAKE NO ACTION INCONSISTENT WITH SUCH TREATMENT.

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1. Interest. MBIA INSURANCE CORPORATION (“MBIA”), a stock insurance company organized under the laws of the State of New York, promises to pay interest on the principal amount of this Note at a fixed annual rate of 14% from and including January 16, 2008 to but excluding January 15, 2013, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2008; and at an annual floating rate equal to three-month LIBOR plus 11.26% from and including January 15, 2013 to but excluding the date on which the Notes are paid in full, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on April 15, 2013 (the “Stated Rate”).

In the event any Interest Payment Date on or prior to the January 15, 2013 interest payment date is not a business day, the interest payment will be made on the following business day and no interest will accrue as a result of such postponement. The amount of interest payable at the fixed rate will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event any Interest Payment Date after January 15, 2013 (other than an Interest Payment Date falling on the Maturity Date or a Redemption Date) is not a business day, the Interest Payment Date will be postponed to the next day that is a business day and interest will continue to accrue during such postponement. The amount of interest payable at a floating rate will be computed on the basis of a 360-day year and the actual number of days elapsed in the relevant period. In the event that the Maturity Date or any Redemption Date is not a Business Day, the payment of principal, interest, Redemption Price or Make Whole Redemption Price due on that day will be made on the following Business Day and no interest shall accrue as a result of such postponement. The interest payable on any Interest Payment Date will be the amount of interest accrued from, and including, the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issuance date of the Notes if no interest has been paid or duly provided for with respect to the Notes) to, but excluding, such Interest Payment Date.

2. Method of Payment. MBIA will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on such day as is fifteen calendar days prior to the Interest Payment Date (whether or not a Business Day) or, if the Payment Restrictions are not satisfied on such Interest Payment Date, such day as is fifteen calendar days prior to the applicable Scheduled Interest Payment Date (whether or not a Business Day) (including Notes that are cancelled after the record date and on or before the Interest Payment Date). Holders must surrender Notes to a Paying Agent to collect payments of principal. MBIA will pay principal and interest in U.S. dollars. However, MBIA may pay principal and interest by check drawn on a bank in The City of New York payable in such money. It may mail an interest check to a Holder’s registered address. Payments of interest on or principal of the Notes may be made, in the case of a Holder of at least $5,000,000 aggregate principal amount

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of Notes, by electronic funds transfer providing immediately available funds on the payment date to an account maintained by the payee with a bank in the United States if such Holder so elects by giving notice to the Paying Agent, not less than 15 days (or such fewer days as the Paying Agent may accept at its discretion) prior to the date on which such payments are scheduled to be made, of such election and of the account to which payment is to be made. Unless such designation is revoked, any such designation made by such Holder with respect to the Notes shall remain in effect with respect to any future payments with respect to the Notes payable to such Holder.

3. Paying Agent; Registrar. Initially, The Bank of New York (the “Fiscal Agent”) will act as Paying Agent and Registrar. MBIA may change any Paying Agent, Registrar or co-registrar by giving notice to the Fiscal Agent. MBIA may act as Paying Agent, Registrar or co-registrar.

4. Agreement. MBIA issued this Note as one of a duly authorized issue of Notes of MBIA designated as its 14% Fixed-to-Floating Rate Surplus Notes due 2033 (the “Notes”) under a Fiscal Agency Agreement, dated as of January 16, 2008 (the “Agreement”), between MBIA and the Fiscal Agent. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Agreement as the context requires. The terms of the Notes include those stated in the Agreement. The Notes are subject to all such terms, and Noteholders are referred to the Agreement for a statement of such terms. Holders of Notes may enforce the Notes only in accordance with the Agreement. The Notes are initially limited in the aggregate principal amount of $1,000,000,000; provided, however, that MBIA may, from time to time, subject to the approval of the Superintendent, without notice to, or the consent of the Holders of Notes, increase the aggregate principal amount of the Notes, by creating and issuing further Notes ranking equally with and ratably with the Notes in all respects. Any such further Notes will have the same terms (other than the initial interest accrual date and initial Interest Payment Date, if applicable) and the same CUSIP number and ISIN as the Notes and will be consolidated and form a single series with the Notes.

5. Payment Restrictions. (a) Notwithstanding anything to the contrary set forth herein or in the Agreement, (i) any payment of interest on and principal of the Notes (and any payment of the Redemption Price or Make Whole Redemption Price in connection with any redemption of the Notes pursuant to Article 9 of the Agreement) may be made only with the prior approval of the Superintendent, whenever, in his judgment, the financial condition of MBIA warrants, (ii) any such payment of interest or principal or the Redemption Price or Make Whole Redemption Price may only be made to the extent MBIA has sufficient Eligible Surplus to make such payment of interest or principal or the Redemption Price or Make Whole Redemption Price out of its Eligible Surplus (the conditions set forth in the foregoing clauses (a) and (b) are referred to herein

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collectively as the “Payment Restrictions”). If the Superintendent approves a payment of the Redemption Price or Make Whole Redemption Price with respect to, interest on or principal of the Notes in an amount that is less than the full amount of the Redemption Price or Make Whole Redemption Price, interest or principal then scheduled to be paid in respect of the Notes, or if as a result of any Payment Restriction MBIA is unable to pay the full amount of the Redemption Price or Make Whole Redemption Price, interest or principal then scheduled to be paid in respect of the Notes, payment of such partial amount shall be made pro rata among Noteholders as their interests may appear.

(b) Notwithstanding anything to the contrary set forth herein or in the Agreement, any payment of interest on any Note which is not punctually paid or duly provided for on the applicable Scheduled Interest Payment Date or on an Interest Payment Date with respect to which the Payment Restrictions have been satisfied (such payment being referred to as an “Unpaid Amount”), will forthwith cease to be payable to the Holder of such Note at the close of business on the relevant Record Date, and such Unpaid Amount, together with accrued interest thereon (if any and to the extent permitted by applicable law) will instead be payable on a subsequent special payment date to the Holder of such Note as of the close of business on a subsequent special record date. Interest will continue to accrue at the Stated Rate on (i) any unpaid principal and (ii) to the extent permitted by applicable law, any payment of interest which is not punctually paid or duly provided for on the applicable Scheduled Interest Payment Date, in each case to, but not including, the date of actual payment. MBIA shall fix such special record date and special payment date for any Unpaid Amount and at least 20 days before such special record date shall notify the Fiscal Agent in writing of the special record date, the special payment date and the amount of interest to be paid. At least 10 days before the special record date, the Fiscal Agent shall mail to each Holder of the Notes a notice that also states the special record date, special payment date and amount of interest to be paid. On the special payment date set forth in such notice, the Paying Agent shall pay the amount of interest to be so paid to each Holder of the Notes in the manner set forth in the Agreement.

(c) The principal of and interest on this Note shall not be a liability or claim against MBIA, or any of its assets, except as provided in Section 1307 of the New York Insurance Law.

6. Optional Redemption. (a) Subject to the prior approval of the Superintendent and the satisfaction of the other Payment Restrictions, the Notes may be redeemed, in whole or in part, at the option of MBIA:

•

on January 15, 2013 and the Interest Payment Date occurring in January of each fifth succeeding year thereafter (each, a “Five-year Date”) at a redemption price (the “Redemption Price”) equal to the principal amount of the Notes to be redeemed together with any related accrued and unpaid interest to the date the Notes are redeemed (the “Redemption Date”); and

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•

on any other date at a make whole redemption price (the “Make Whole Redemption Price”) equal to the sum of: (i) the greater of (A) 100% of the principal amount of the Notes to be redeemed and (B) the sum of (1) the sum of the present values of the remaining scheduled payments of interest from the Redemption Date to the next succeeding Five-year Date, each such payment discounted from its applicable Interest Payment Date to the Redemption Date, not including any portion of those payments of interest accrued and unpaid as of the Redemption Date plus (2) the present value of 100% of the principal amount of the Notes to be redeemed, discounted from the next succeeding Five-year Date (assuming the principal of the Notes were due on the next succeeding Five-year Date) to the Redemption Date, each such payment described in (1) or (2) above discounted on a semi-annual basis (for any redemption prior to January 15, 2013) or on a quarterly basis (for any redemption after January 15, 2013), in each case assuming a 360-day year consisting of twelve 30-day months at the Redemption Rate plus (ii) accrued and unpaid interest on the Notes to be redeemed to the Redemption Date.

For purposes of calculating such Make Whole Redemption Price, for any redemption after January 15, 2013, the rate used in calculating the amount of each remaining scheduled payment of interest from the Redemption Date to the next succeeding Five-year Date shall be the Three-Month LIBOR rate applicable to the Interest Period immediately preceding such Redemption Date plus 11.26%.

The “Redemption Rate” will be:

•	for any redemption prior to January 15, 2013, the adjusted treasury rate (“Adjusted Treasury Rate”) plus 0.50%, and

•	for any redemption after January 15, 2013, the Three-Month LIBOR rate applicable to the Interest Period immediately preceding such Redemption Date.

As further described in the Agreement, the Adjusted Treasury Rate will be based on the United States Treasury security which has a maturity comparable to the remaining period from the date of redemption to January 15, 2013 which would be used in accordance with customary financial practice to price new issues of corporate debt securities with a maturity comparable to such date.

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7. ERISA Restrictions. No employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or plan or other arrangement subject to the prohibited transaction provisions of the Code, or any governmental, church or non U.S. plan subject to similar laws (each a “Plan”), and no Person acting on behalf of a Plan, may acquire this Note or interest herein, unless the acquisition and holding of the Note is exempt under ERISA Section 408(b)(17) or under one or more of Prohibited Transaction Class Exemptions 84-14, 90-1, 91-38, 95-60 or 96-23 (or any amendment thereof) from the prohibitions under Section 406 of ERISA and Section 4975 of the Code. The purchase by any Person of this Note constitutes a representation by such Person to MBIA and the Fiscal Agent that such Person either (i) is not a Plan or (ii) is a Plan, but the acquisition and holding of this Note is covered under an applicable statutory or class exemption from the prohibitions under Section 406 of ERISA and Section 4975 of the Code.

8. Subordination. The Notes are subordinated to Indebtedness, Policy Claims and Other Creditor Claims, in each case as defined in the Agreement. To the extent provided in the Agreement, Indebtedness, Policy Claims and Other Creditor Claims must be paid in full before the Notes may be paid. MBIA agrees, and each Noteholder by accepting a Note agrees, to the subordination provisions contained in the Agreement and authorizes the Fiscal Agent to give effect to such provisions, and each Noteholder appoints the Fiscal Agent its attorney in fact for any and all such purposes.

9. Denominations, Transfer, Exchange. This Note represents such of the outstanding Notes as shall be specified herein or endorsed herein in accordance with the Agreement. The aggregate amount of outstanding Notes represented hereby may from time to time be reduced or increased to reflect exchanges. The Notes represented hereby are issued in registered form without coupons in the minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Any transfer of Notes may be registered and Notes may be exchanged as provided in the Agreement. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Agreement.

10. Persons Deemed Owners. Except as provided for in the Agreement, the registered Holder of a Note may be treated as its owner for all purposes.

11. Amendment, Supplement, Waiver. Subject to certain exceptions, the Agreement or the Notes may be amended, supplemented or modified, with the consent of MBIA and the Holders of a majority in aggregate principal amount of the Notes, and any existing default may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes. Without the consent of any Noteholder, the Agreement or the Notes may be amended, modified or supplemented inter alia, to cure any ambiguity or correct any

10

defective provision, to evidence the succession of another entity to MBIA and provide for assumption of MBIA’s covenants and obligations under the Agreement and the Notes or to make any change that the Fiscal Agent and MBIA determine is necessary or desirable and which shall not adversely affect the interest of any Noteholder in any material respect.

12. Fiscal Agent Dealings with MBIA. The Fiscal Agent under the Agreement, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for MBIA and may otherwise deal with MBIA as if it were not the Fiscal Agent.

13. No Recourse Against Others. A director, officer, employee or policyowner, as such, of MBIA shall not have any liability for any obligations of MBIA under the Notes or the Agreement or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Fiscal Agent or an authenticating agent on the face hereof.

15. Abbreviations. The following abbreviations, when used in this Note or in any instrument of assignment of this Note, shall be construed as though they were written out in full: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16. Governing Law. The Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws rules of such State. The Superintendent’s exercise of regulatory authority, including approval of payments on the Notes, shall be governed by, and in accordance with, the law of the State of New York and the parties hereto shall submit any disputes related to the exercise of such regulatory authority to a court of competent jurisdiction in the State of New York (or, if the Superintendent is no longer the primary regulator of the financial condition of MBIA, the law of such jurisdiction of the primary regulator of the financial condition of MBIA).

MBIA will furnish to any Noteholder upon written request and without charge a copy of the Agreement. Requests may be made to: MBIA Insurance Corporation, 133 King Street, Armonk, New York, 10504, Attention: Richard Thevenet, Treasurer.

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[Intentionally Left Blank]

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ASSIGNMENT FORM

To assign this Note fill in the form below:

We assign and transfer this Note to

(Insert assignee’s social security or tax identification number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                  as agent to transfer this Note on the books of MBIA Insurance Corporation. The agent may substitute another to act for him.

Date:	Your signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guaranteed:

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SCHEDULE OF EXCHANGES FOR NOTES

The following exchanges of a part of this Note in global form have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Note in global form	Amount of increase in Principal Amount of this Note in global form	Principal Amount of this Note in global form following such decrease (or increase)	Signature of authorized officer or Fiscal Agent or Custodian

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EXHIBIT B-1 FORM OF REGULATION S PERMANENT GLOBAL NOTE

Form of Regulation S Permanent Global Note

CUSIP No.	U1894L AE7
ISIN	USU1894LAE75

No. RS-[        ]

MBIA INSURANCE CORPORATION

14% Fixed-to-Floating Rate Surplus Note due 2033

MBIA INSURANCE CORPORATION, a stock insurance company organized under the laws of the State of New York, promises to pay to Cede & Co. or registered assigns, the principal sum of $            ; provided, that such principal sum may from time to time be increased or reduced to reflect transfers or exchanges in accordance with the provisions of the Agreement (as defined on the reverse hereof), such transfers and exchanges to be evidenced by an appropriate notation on the Schedule of Exchanges for Notes attached hereto, on the first business day on or after January 15, 2033 on which the Payment Restrictions (as defined on the reverse hereof) are satisfied.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth herein.

IN WITNESS WHEREOF, MBIA INSURANCE CORPORATION has caused this Note to be signed by its duly authorized officer.

MBIA INSURANCE CORPORATION

By:
Name:
Title:

Dated:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Agreement.

THE BANK OF NEW YORK as Fiscal Agent

By:
Authorized Signatory

(Reverse of Note)

MBIA INSURANCE CORPORATION

14% Fixed-to-Floating Rate Surplus Note due 2033

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE AGREEMENT (AS DEFINED HEREINAFTER). UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY DTC TO A NOMINEE OF DTC, (II) BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR (III) BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. BENEFICIAL INTERESTS IN THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT.

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, RESOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION AND UNLESS IN ACCORDANCE WITH THE FISCAL AGENCY AGREEMENT, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE CORPORATE TRUST OFFICE OF THE FISCAL

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AGENT. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO REOFFER, RESELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS (OR SUCH PERIOD AS MAY OTHERWISE BE REQUIRED BY RULE 144(K) UNDER THE SECURITIES ACT, OR ANY SUCCESSOR RULE OR REGULATION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) SUBJECT TO THE PRIOR APPROVAL OF THE SUPERINTENDENT OF THE NEW YORK INSURANCE DEPARTMENT, TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THE RIGHTS ATTACHING TO THIS PERMANENT GLOBAL NOTE ARE AS SPECIFIED IN THE AGREEMENT.

ANY PAYMENT OF INTEREST ON AND PRINCIPAL OF THE NOTES (AND ANY PAYMENT OF THE REDEMPTION PRICE OR MAKE WHOLE REDEMPTION PRICE PURSUANT TO ARTICLE 9 OF THE

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AGREEMENT) WITH RESPECT TO THIS NOTE MAY ONLY BE MADE OUT OF MBIA’S FREE AND DIVISIBLE SURPLUS AND WITH THE PRIOR APPROVAL OF THE SUPERINTENDENT OF INSURANCE OF THE STATE OF NEW YORK (THE “SUPERINTENDENT”), IN ACCORDANCE WITH SECTION 1307 OF THE NEW YORK INSURANCE LAW (TOGETHER WITH ANY SUCCESSOR PROVISION, AND AS MAY BE HEREAFTER AMENDED FROM TIME TO TIME, “SECTION 1307”). THERE ARE NO GUIDELINES OR INTERPRETATIONS AS TO THE EXTENT OF THE SUPERINTENDENT’S DISCRETION UNDER SECTION 1307 IN DETERMINING WHETHER THE FINANCIAL CONDITION OF MBIA WARRANTS SUCH PAYMENTS.

BY ITS ACCEPTANCE OF THE NOTES, EACH HOLDER OF THE NOTES SHALL BE DEEMED TO HAVE REPRESENTED TO MBIA THAT IT IS ITS INTENT AND IT UNDERSTANDS IT IS THE INTENT OF MBIA, FOR PURPOSES OF UNITED STATES FEDERAL, STATE AND LOCAL INCOME AND FRANCHISE TAXES THAT THE NOTES BE TREATED AS INDEBTEDNESS OF MBIA, AGREES TO SUCH TREATMENT, AGREES TO FILE TAX RETURNS IN A MANNER CONSISTENT WITH SUCH TREATMENT AND AGREES TO TAKE NO ACTION INCONSISTENT WITH SUCH TREATMENT.

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1. Interest. MBIA INSURANCE CORPORATION (“MBIA”), a stock insurance company organized under the laws of the State of New York, promises to pay interest on the principal amount of this Note at a fixed annual rate of 14% from and including January 16, 2008 to but excluding January 15, 2013, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2008; and at an annual floating rate equal to three-month LIBOR plus 11.26% from and including January 15, 2013 to but excluding the date on which the Notes are paid in full, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on April 15, 2013 (the “Stated Rate”).

In the event any Interest Payment Date on or prior to the January 15, 2013 interest payment date is not a business day, the interest payment will be made on the following business day and no interest will accrue as a result of such postponement. The amount of interest payable at the fixed rate will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event any Interest Payment Date after January 15, 2013 (other than an Interest Payment Date falling on the Maturity Date or a Redemption Date) is not a business day, the Interest Payment Date will be postponed to the next day that is a business day and interest will continue to accrue during such postponement. The amount of interest payable at a floating rate will be computed on the basis of a 360-day year and the actual number of days elapsed in the relevant period. In the event that the Maturity Date or any Redemption Date is not a Business Day, the payment of principal, interest, Redemption Price or Make Whole Redemption Price due on that day will be made on the following Business Day and no interest shall accrue as a result of such postponement. The interest payable on any Interest Payment Date will be the amount of interest accrued from, and including, the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issuance date of the Notes if no interest has been paid or duly provided for with respect to the Notes) to, but excluding, such Interest Payment Date.

2. Method of Payment. MBIA will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on such day as is fifteen calendar days prior to the Interest Payment Date (whether or not a Business Day) or, if the Payment Restrictions are not satisfied on such Interest Payment Date, such day as is fifteen calendar days prior to the applicable Scheduled Interest Payment Date (whether or not a Business Day) (including Notes that are cancelled after the record date and on or before the Interest Payment Date). Holders must surrender Notes to a Paying Agent to collect payments of principal. MBIA will pay principal and interest in U.S. dollars. However, MBIA may pay principal and interest by check drawn on a bank in The City of New York payable in such money. It may mail an interest check to a Holder’s registered address. Payments of interest on or principal of the Notes may be made, in the case of a Holder of at least $5,000,000 aggregate principal amount

5

of Notes, by electronic funds transfer providing immediately available funds on the payment date to an account maintained by the payee with a bank in the United States if such Holder so elects by giving notice to the Paying Agent, not less than 15 days (or such fewer days as the Paying Agent may accept at its discretion) prior to the date on which such payments are scheduled to be made, of such election and of the account to which payment is to be made. Unless such designation is revoked, any such designation made by such Holder with respect to the Notes shall remain in effect with respect to any future payments with respect to the Notes payable to such Holder.

3. Paying Agent; Registrar. Initially, The Bank of New York (the “Fiscal Agent”) will act as Paying Agent and Registrar. MBIA may change any Paying Agent, Registrar or co-registrar by giving notice to the Fiscal Agent. MBIA may act as Paying Agent, Registrar or co-registrar.

4. Agreement. MBIA issued this Note as one of a duly authorized issue of Notes of MBIA designated as its 14% Fixed-to-Floating Rate Surplus Notes due 2033 (the “Notes”) under a Fiscal Agency Agreement, dated as of January 16, 2008 (the “Agreement”), between MBIA and the Fiscal Agent. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Agreement as the context requires. The terms of the Notes include those stated in the Agreement. The Notes are subject to all such terms, and Noteholders are referred to the Agreement for a statement of such terms. Holders of Notes may enforce the Notes only in accordance with the Agreement. The Notes are initially limited in the aggregate principal amount of $1,000,000,000; provided, however, that MBIA may, from time to time, subject to the approval of the Superintendent, without notice to, or the consent of the Holders of Notes, increase the aggregate principal amount of the Notes, by creating and issuing further Notes ranking equally with and ratably with the Notes in all respects. Any such further Notes will have the same terms (other than the initial interest accrual date and initial Interest Payment Date, if applicable) and the same CUSIP number and ISIN as the Notes and will be consolidated and form a single series with the Notes.

5. Payment Restrictions. (a) Notwithstanding anything to the contrary set forth herein or in the Agreement, (i) any payment of interest on and principal of the Notes (and any payment of the Redemption Price or Make Whole Redemption Price in connection with any redemption of the Notes pursuant to Article 9 of the Agreement) may be made only with the prior approval of the Superintendent, whenever, in his judgment, the financial condition of MBIA warrants, (ii) any such payment of interest or principal or the Redemption Price or Make Whole Redemption Price may only be made to the extent MBIA has sufficient Eligible Surplus to make such payment of interest or principal or the Redemption Price or Make Whole Redemption Price out of its Eligible Surplus (the conditions set forth in the foregoing clauses (a) and (b) are referred to herein

6

collectively as the “Payment Restrictions”). If the Superintendent approves a payment of the Redemption Price or Make Whole Redemption Price with respect to, interest on or principal of the Notes in an amount that is less than the full amount of the Redemption Price or Make Whole Redemption Price, interest or principal then scheduled to be paid in respect of the Notes, or if as a result of any Payment Restriction MBIA is unable to pay the full amount of the Redemption Price or Make Whole Redemption Price, interest or principal then scheduled to be paid in respect of the Notes, payment of such partial amount shall be made pro rata among Noteholders as their interests may appear.

(b) Notwithstanding anything to the contrary set forth herein or in the Agreement, any payment of interest on any Note which is not punctually paid or duly provided for on the applicable Scheduled Interest Payment Date or on an Interest Payment Date with respect to which the Payment Restrictions have been satisfied (such payment being referred to as an “Unpaid Amount”), will forthwith cease to be payable to the Holder of such Note at the close of business on the relevant Record Date, and such Unpaid Amount, together with accrued interest thereon (if any and to the extent permitted by applicable law) will instead be payable on a subsequent special payment date to the Holder of such Note as of the close of business on a subsequent special record date. Interest will continue to accrue at the Stated Rate on (i) any unpaid principal and (ii) to the extent permitted by applicable law, any payment of interest which is not punctually paid or duly provided for on the applicable Scheduled Interest Payment Date, in each case to, but not including, the date of actual payment. MBIA shall fix such special record date and special payment date for any Unpaid Amount and at least 20 days before such special record date shall notify the Fiscal Agent in writing of the special record date, the special payment date and the amount of interest to be paid. At least 10 days before the special record date, the Fiscal Agent shall mail to each Holder of the Notes a notice that also states the special record date, special payment date and amount of interest to be paid. On the special payment date set forth in such notice, the Paying Agent shall pay the amount of interest to be so paid to each Holder of the Notes in the manner set forth in the Agreement.

(c) The principal of and interest on this Note shall not be a liability or claim against MBIA, or any of its assets, except as provided in Section 1307 of the New York Insurance Law.

6. Optional Redemption. (a) Subject to the prior approval of the Superintendent and the satisfaction of the other Payment Restrictions, the Notes may be redeemed, in whole or in part, at the option of MBIA:

•

on January 15, 2013 and the Interest Payment Date occurring in January of each fifth succeeding year thereafter (each, a “Five-year Date”) at a redemption price (the “Redemption Price”) equal to the principal amount of the Notes to be redeemed together with any related accrued and unpaid interest to the date the Notes are redeemed (the “Redemption Date”); and

7

•

on any other date at a make whole redemption price (the “Make Whole Redemption Price”) equal to the sum of: (i) the greater of (A) 100% of the principal amount of the Notes to be redeemed and (B) the sum of (1) the sum of the present values of the remaining scheduled payments of interest from the Redemption Date to the next succeeding Five-year Date, each such payment discounted from its applicable Interest Payment Date to the Redemption Date, not including any portion of those payments of interest accrued and unpaid as of the Redemption Date plus (2) the present value of 100% of the principal amount of the Notes to be redeemed, discounted from the next succeeding Five-year Date (assuming the principal of the Notes were due on the next succeeding Five-year Date) to the Redemption Date, each such payment described in (1) or (2) above discounted on a semi-annual basis (for any redemption prior to January 15, 2013) or on a quarterly basis (for any redemption after January 15, 2013), in each case assuming a 360-day year consisting of twelve 30-day months at the Redemption Rate plus (ii) accrued and unpaid interest on the Notes to be redeemed to the Redemption Date.

For purposes of calculating such Make Whole Redemption Price, for any redemption after January 15, 2013, the rate used in calculating the amount of each remaining scheduled payment of interest from the Redemption Date to the next succeeding Five-year Date shall be the Three-Month LIBOR rate applicable to the Interest Period immediately preceding such Redemption Date plus 11.26%.

The “Redemption Rate” will be:

•	for any redemption prior to January 15, 2013, the adjusted treasury rate (“Adjusted Treasury Rate”) plus 0.50%, and

•	for any redemption after January 15, 2013, the Three-Month LIBOR rate applicable to the Interest Period immediately preceding such Redemption Date.

As further described in the Agreement, the Adjusted Treasury Rate will be based on the United States Treasury security which has a maturity comparable to the remaining period from the date of redemption to January 15, 2013 which would be used in accordance with customary financial practice to price new issues of corporate debt securities with a maturity comparable to such date.

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7. ERISA Restrictions. No employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or plan or other arrangement subject to the prohibited transaction provisions of the Code, or any governmental, church or non U.S. plan subject to similar laws (each a “Plan”), and no Person acting on behalf of a Plan, may acquire this Note or interest herein, unless the acquisition and holding of the Note is exempt under ERISA Section 408(b)(17) or under one or more of Prohibited Transaction Class Exemptions 84-14, 90-1, 91-38, 95-60 or 96-23 (or any amendment thereof) from the prohibitions under Section 406 of ERISA and Section 4975 of the Code. The purchase by any Person of this Note constitutes a representation by such Person to MBIA and the Fiscal Agent that such Person either (i) is not a Plan or (ii) is a Plan, but the acquisition and holding of this Note is covered under an applicable statutory or class exemption from the prohibitions under Section 406 of ERISA and Section 4975 of the Code.

8. Subordination. The Notes are subordinated to Indebtedness, Policy Claims and Other Creditor Claims, in each case as defined in the Agreement. To the extent provided in the Agreement, Indebtedness, Policy Claims and Other Creditor Claims must be paid in full before the Notes may be paid. MBIA agrees, and each Noteholder by accepting a Note agrees, to the subordination provisions contained in the Agreement and authorizes the Fiscal Agent to give effect to such provisions, and each Noteholder appoints the Fiscal Agent its attorney in fact for any and all such purposes.

9. Denominations, Transfer, Exchange. This Note represents such of the outstanding Notes as shall be specified herein or endorsed herein in accordance with the Agreement. The aggregate amount of outstanding Notes represented hereby may from time to time be reduced or increased to reflect exchanges. The Notes represented hereby are issued in registered form without coupons in the minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Any transfer of Notes may be registered and Notes may be exchanged as provided in the Agreement. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Agreement.

10. Persons Deemed Owners. Except as provided for in the Agreement, the registered Holder of a Note may be treated as its owner for all purposes.

11. Amendment, Supplement, Waiver. Subject to certain exceptions, the Agreement or the Notes may be amended, supplemented or modified, with the consent of MBIA and the Holders of a majority in aggregate principal amount of the Notes, and any existing default may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes. Without the consent of any Noteholder, the Agreement or the Notes may be amended, modified or supplemented inter alia, to cure any ambiguity or correct any

9

defective provision, to evidence the succession of another entity to MBIA and provide for assumption of MBIA’s covenants and obligations under the Agreement and the Notes or to make any change that the Fiscal Agent and MBIA determine is necessary or desirable and which shall not adversely affect the interest of any Noteholder in any material respect.

12. Fiscal Agent Dealings with MBIA. The Fiscal Agent under the Agreement, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for MBIA and may otherwise deal with MBIA as if it were not the Fiscal Agent.

13. No Recourse Against Others. A director, officer, employee or policyowner, as such, of MBIA shall not have any liability for any obligations of MBIA under the Notes or the Agreement or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Fiscal Agent or an authenticating agent on the face hereof.

15. Abbreviations. The following abbreviations, when used in this Note or in any instrument of assignment of this Note, shall be construed as though they were written out in full: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16. Governing Law. The Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws rules of such State. The Superintendent’s exercise of regulatory authority, including approval of payments on the Notes, shall be governed by, and in accordance with, the law of the State of New York and the parties hereto shall submit any disputes related to the exercise of such regulatory authority to a court of competent jurisdiction in the State of New York (or, if the Superintendent is no longer the primary regulator of the financial condition of MBIA, the law of such jurisdiction of the primary regulator of the financial condition of MBIA).

MBIA will furnish to any Noteholder upon written request and without charge a copy of the Agreement. Requests may be made to: MBIA Insurance Corporation, 133 King Street, Armonk, New York, 10504, Attention: Richard Thevenet, Treasurer.

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[Intentionally Left Blank]

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ASSIGNMENT FORM

To assign this Note fill in the form below:

We assign and transfer this Note to

(Insert assignee’s social security or tax identification number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                  as agent to transfer this Note on the books of MBIA Insurance Corporation. The agent may substitute another to act for him.

Date:	Your signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guaranteed:

12

SCHEDULE OF EXCHANGES FOR NOTES

The following exchanges of a part of this Note in global form have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Note in global form	Amount of increase in Principal Amount of this Note in global form	Principal Amount of this Note in global form following such decrease (or increase)	Signature of authorized officer or Fiscal Agent or Custodian

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EXHIBIT B-2 FORM OF REGULATION S TEMPORARY GLOBAL NOTE

Form of Regulation S Temporary Global Note

CUSIP No.	U1894L AE7
ISIN	USU1894LAE75

No. TRS-[        ]

MBIA INSURANCE CORPORATION

14% Fixed-to-Floating Rate Surplus Note due 2033

MBIA INSURANCE CORPORATION, a stock insurance company organized under the laws of the State of New York, promises to pay to Cede & Co. or registered assigns, the principal sum of $            ; provided, that such principal sum may from time to time be increased or reduced to reflect transfers or exchanges in accordance with the provisions of the Agreement (as defined on the reverse hereof), such transfers and exchanges to be evidenced by an appropriate notation on the Schedule of Exchanges for Notes attached hereto, on the first business day on or after January 15, 2033 on which the Payment Restrictions (as defined on the reverse hereof) are satisfied.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth herein.

IN WITNESS WHEREOF, MBIA INSURANCE CORPORATION has caused this Note to be signed by its duly authorized officer.

MBIA INSURANCE CORPORATION

By:
Name:
Title:

Dated:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Agreement.

THE BANK OF NEW YORK as Fiscal Agent

By:
Authorized Signatory

(Reverse of Note)

MBIA INSURANCE CORPORATION

14% Fixed-to-Floating Rate Surplus Note due 2033

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE AGREEMENT (AS DEFINED HEREINAFTER). UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY DTC TO A NOMINEE OF DTC, (II) BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR (III) BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. BENEFICIAL INTERESTS IN THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT.

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, RESOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION AND UNLESS IN ACCORDANCE WITH THE FISCAL AGENCY AGREEMENT, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE CORPORATE TRUST OFFICE OF THE FISCAL AGENT. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES,

TO REOFFER, RESELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS (OR SUCH PERIOD AS MAY OTHERWISE BE REQUIRED BY RULE 144(K) UNDER THE SECURITIES ACT, OR ANY SUCCESSOR RULE OR REGULATION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) SUBJECT TO THE PRIOR APPROVAL OF THE SUPERINTENDENT OF THE NEW YORK INSURANCE DEPARTMENT, TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THE RIGHTS ATTACHING TO THIS TEMPORARY GLOBAL NOTE ARE AS SPECIFIED IN THE AGREEMENT.

ANY PAYMENT OF INTEREST ON AND PRINCIPAL OF THE NOTES (AND ANY PAYMENT OF THE REDEMPTION PRICE OR MAKE WHOLE REDEMPTION PRICE PURSUANT TO ARTICLE 9 OF THE AGREEMENT) WITH RESPECT TO THIS NOTE MAY ONLY BE MADE OUT OF MBIA’S FREE AND DIVISIBLE SURPLUS AND WITH THE PRIOR APPROVAL OF THE SUPERINTENDENT OF INSURANCE OF THE STATE OF NEW YORK (THE “SUPERINTENDENT”), IN ACCORDANCE WITH

SECTION 1307 OF THE NEW YORK INSURANCE LAW (TOGETHER WITH ANY SUCCESSOR PROVISION, AND AS MAY BE HEREAFTER AMENDED FROM TIME TO TIME, “SECTION 1307”). THERE ARE NO GUIDELINES OR INTERPRETATIONS AS TO THE EXTENT OF THE SUPERINTENDENT’S DISCRETION UNDER SECTION 1307 IN DETERMINING WHETHER THE FINANCIAL CONDITION OF MBIA WARRANTS SUCH PAYMENTS.

BY ITS ACCEPTANCE OF THE NOTES, EACH HOLDER OF THE NOTES SHALL BE DEEMED TO HAVE REPRESENTED TO MBIA THAT (A) SUCH HOLDER IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S) AND IS NOT PURCHASING THE NOTES IN THE UNITED STATES OF AMERICA, ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION (THE “UNITED STATES”); AND (B) IT IS ITS INTENT AND IT UNDERSTANDS IT IS THE INTENT OF MBIA, FOR PURPOSES OF UNITED STATES FEDERAL, STATE AND LOCAL INCOME AND FRANCHISE TAXES THAT THE NOTES BE TREATED AS INDEBTEDNESS OF MBIA, AGREES TO SUCH TREATMENT, AGREES TO FILE TAX RETURNS IN A MANNER CONSISTENT WITH SUCH TREATMENT AND AGREES TO TAKE NO ACTION INCONSISTENT WITH SUCH TREATMENT.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF ANY U.S. PERSON (AS DEFINED IN REGULATION S).

THE RIGHTS ATTACHING TO THIS TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR A PERMANENT GLOBAL NOTE, ARE AS SPECIFIED IN THE AGREEMENT.

1. Interest. MBIA INSURANCE CORPORATION (“MBIA”), a stock insurance company organized under the laws of the State of New York, promises to pay interest on the principal amount of this Note at a fixed annual rate of 14% from and including January 16, 2008 to but excluding January 15, 2013, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2008; and at an annual floating rate equal to three-month LIBOR plus 11.26% from and including January 15, 2013 to but excluding the date on which the Notes are paid in full, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on April 15, 2013 (the “Stated Rate”).

In the event any Interest Payment Date on or prior to the January 15, 2013 interest payment date is not a business day, the interest payment will be made on the following business day and no interest will accrue as a result of such postponement. The amount of interest payable at the fixed rate will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event any Interest Payment Date after January 15, 2013 (other than an Interest Payment Date falling on the Maturity Date or a Redemption Date) is not a business day, the Interest Payment Date will be postponed to the next day that is a business day and interest will continue to accrue during such postponement. The amount of interest payable at a floating rate will be computed on the basis of a 360-day year and the actual number of days elapsed in the relevant period. In the event that the Maturity Date or any Redemption Date is not a Business Day, the payment of principal, interest, Redemption Price or Make Whole Redemption Price due on that day will be made on the following Business Day and no interest shall accrue as a result of such postponement. The interest payable on any Interest Payment Date will be the amount of interest accrued from, and including, the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issuance date of the Notes if no interest has been paid or duly provided for with respect to the Notes) to, but excluding, such Interest Payment Date.

2. Method of Payment. MBIA will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on such day as is fifteen calendar days prior to the Interest Payment Date(whether or not a Business Day) or, if the Payment Restrictions are not satisfied on such Interest Payment Date, such day as is fifteen calendar days prior to the applicable Scheduled Interest Payment Date (whether or not a Business Day) (including Notes that are cancelled after the record date and on or before the Interest Payment Date). Holders must surrender Notes to a Paying Agent to collect payments of principal. MBIA will pay principal and interest in U.S. dollars. However, MBIA may pay principal and interest by check drawn on a bank in The City of New York payable in such money. It may mail an interest check to a Holder’s registered address. Payments of interest on or principal of the Notes may be made, in the case of a Holder of at least $5,000,000 aggregate principal amount of Notes, by electronic funds transfer providing immediately available funds on the payment date to an account maintained by the payee with a bank in the United States if such Holder so elects by giving notice to the Paying Agent, not less than 15 days (or such fewer days as the Paying Agent may accept at its discretion) prior to the date on which such payments are scheduled to be made, of such election and of the account to which payment is to be made. Unless such designation is revoked, any such designation made by such Holder with respect to the Notes shall remain in effect with respect to any future payments with respect to the Notes payable to such Holder.

3. Paying Agent; Registrar. Initially, The Bank of New York (the “Fiscal Agent”) will act as Paying Agent and Registrar. MBIA may change any Paying Agent, Registrar or co-registrar by giving notice to the Fiscal Agent. MBIA may act as Paying Agent, Registrar or co-registrar.

4. Agreement. MBIA issued this Note as one of a duly authorized issue of Notes of MBIA designated as its 14% Fixed-to-Floating Rate Surplus Notes due 2033 (the “Notes”) under a Fiscal Agency Agreement, dated as of January 16, 2008 (the “Agreement”), between MBIA and the Fiscal Agent. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Agreement as the context requires. The terms of the Notes include those stated in the Agreement. The Notes are subject to all such terms, and Noteholders are referred to the Agreement for a statement of such terms. Holders of Notes may enforce the Notes only in accordance with the Agreement. The Notes are initially limited in the aggregate principal amount of $1,000,000,000; provided, however, that MBIA may, from time to time, subject to the approval of the Superintendent, without notice to, or the consent of the Holders of Notes, increase the aggregate principal amount of the Notes, by creating and issuing further Notes ranking equally with and ratably with the Notes in all respects. Any such further Notes will have the same terms (other than the initial interest accrual date and initial Interest Payment Date, if applicable) and the same CUSIP number and ISIN as the Notes and will be consolidated and form a single series with the Notes.

5. Payment Restrictions. (a) Notwithstanding anything to the contrary set forth herein or in the Agreement, (i) any payment of interest on and principal of the Notes (and any payment of the Redemption Price or Make Whole Redemption Price in connection with any redemption of the Notes pursuant to Article 9 of the Agreement) may be made only with the prior approval of the Superintendent, whenever, in his judgment, the financial condition of MBIA warrants, (ii) any such payment of interest or principal or the Redemption Price or Make Whole Redemption Price may only be made to the extent MBIA has sufficient Eligible Surplus to make such payment of interest or principal or the Redemption Price or Make Whole Redemption Price out of its Eligible Surplus (the conditions set forth in the foregoing clauses (a) and (b) are referred to herein collectively as the “Payment Restrictions”). If the Superintendent approves a payment of the Redemption Price or Make Whole Redemption Price with respect to, interest on or principal of the Notes in an amount that is less than the full amount of the Redemption Price or Make Whole Redemption Price, interest or principal then scheduled to be paid in respect of the Notes, or if as a result of any Payment Restriction MBIA is unable to pay the full amount of the Redemption Price or Make Whole Redemption Price, interest or principal then scheduled to be paid in respect of the Notes, payment of such partial amount shall be made pro rata among Noteholders as their interests may appear.

(b) Notwithstanding anything to the contrary set forth herein or in the Agreement, any payment of interest on any Note which is not punctually paid or duly provided for on the applicable Scheduled Interest Payment Date or on an Interest Payment Date with respect to which the Payment Restrictions have been satisfied (such payment being referred to as an “Unpaid Amount”), will forthwith cease to be payable to the Holder of such Note at the close of business on the relevant Record Date, and such Unpaid Amount, together with accrued interest thereon (if any and to the extent permitted by applicable law) will instead be payable on a subsequent special payment date to the Holder of such Note as of the close of business on a subsequent special record date. Interest will continue to accrue at the Stated Rate on (i) any unpaid principal and (ii) to the extent permitted by applicable law, any payment of interest which is not punctually paid or duly provided for on the applicable Scheduled Interest Payment Date, in each case to, but not including, the date of actual payment. MBIA shall fix such special record date and special payment date for any Unpaid Amount and at least 20 days before such special record date shall notify the Fiscal Agent in writing of the special record date, the special payment date and the amount of interest to be paid. At least 10 days before the special record date, the Fiscal Agent shall mail to each Holder of the Notes a notice that also states the special record date, special payment date and amount of interest to be paid. On the special payment date set forth in such notice, the Paying Agent shall pay the amount of interest to be so paid to each Holder of the Notes in the manner set forth in the Agreement.

(c) The principal of and interest on this Note shall not be a liability or claim against MBIA, or any of its assets, except as provided in Section 1307 of the New York Insurance Law.

6. Optional Redemption. (a) Subject to the prior approval of the Superintendent and the satisfaction of the other Payment Restrictions, the Notes may be redeemed, in whole or in part, at the option of MBIA:

•

on January 15, 2013 and the Interest Payment Date occurring in January of each fifth succeeding year thereafter (each, a “Five-year Date”) at a redemption price (the “Redemption Price”) equal to the principal amount of the Notes to be redeemed together with any related accrued and unpaid interest to the date the Notes are redeemed (the “Redemption Date”); and

•

on any other date at a make whole redemption price (the “Make Whole Redemption Price”) equal to the sum of: (i) the greater of (A) 100% of the principal amount of the Notes to be redeemed and (B) the sum of (1) the sum of the present values of the remaining scheduled payments of interest from the Redemption Date to the next succeeding Five-year Date, each such payment discounted from its applicable Interest Payment Date to the Redemption Date, not including any portion of those payments of interest accrued and unpaid as of the Redemption Date plus (2) the present value of 100% of the principal amount of the Notes to be redeemed, discounted from the next succeeding Five-year Date (assuming the principal of the Notes were due on the next succeeding Five-year Date) to the Redemption Date, each such payment described in (1) or (2) above discounted on a semi-annual basis (for any redemption prior to January 15, 2013) or on a quarterly basis (for any redemption after January 15, 2013), in each case assuming a 360-day year consisting of twelve 30-day months at the Redemption Rate plus (ii) accrued and unpaid interest on the Notes to be redeemed to the Redemption Date.

For purposes of calculating such Make Whole Redemption Price, for any redemption after January 15, 2013, the rate used in calculating the amount of each remaining scheduled payment of interest from the Redemption Date to the next succeeding Five-year Date shall be the Three-Month LIBOR rate applicable to the Interest Period immediately preceding such Redemption Date plus 11.26%.

The “Redemption Rate” will be:

•	for any redemption prior to January 15, 2013, the adjusted treasury rate (“Adjusted Treasury Rate”) plus 0.50%, and

•	for any redemption after January 15, 2013, the Three-Month LIBOR rate applicable to the Interest Period immediately preceding such Redemption Date.

As further described in the Agreement, the Adjusted Treasury Rate will be based on the United States Treasury security which has a maturity comparable to the remaining period from the date of redemption to January 15, 2013 which would be used in accordance with customary financial practice to price new issues of corporate debt securities with a maturity comparable to such date.

7. ERISA Restrictions. No employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or plan or other arrangement subject to the prohibited transaction provisions of the Code, or any governmental, church or non U.S. plan subject to similar laws (each a “Plan”), and no Person acting on behalf of a Plan, may acquire this Note or interest herein, unless the acquisition and holding of the Note is exempt under ERISA Section 408 (b) (17) or under one or more of Prohibited Transaction Class Exemptions 84-14, 90-1, 91-38, 95-60 or 96-23 (or any amendment thereof) from the prohibitions under Section 406 of ERISA and Section 4975 of the Code. The purchase by any Person of this Note constitutes a representation by such Person to MBIA and the Fiscal Agent that such Person either (i) is not a Plan or (ii) is a Plan, but the acquisition and holding of this Note is covered under an applicable statutory or class exemption from the prohibitions under Section 406 of ERISA and Section 4975 of the Code.

8. Subordination. The Notes are subordinated to Indebtedness, Policy Claims and Other Creditor Claims, in each case as defined in the Agreement. To the extent provided in the Agreement, Indebtedness, Policy Claims and Other Creditor Claims must be paid in full before the Notes may be paid. MBIA agrees, and each Noteholder by accepting a Note agrees, to the subordination provisions contained in the Agreement and authorizes the Fiscal Agent to give effect to such provisions, and each Noteholder appoints the Fiscal Agent its attorney in fact for any and all such purposes.

9. Denominations, Transfer, Exchange. This Note represents such of the outstanding Notes as shall be specified herein or endorsed herein in accordance with the Agreement. This Note will be exchanged in whole for a Regulation S Global Note promptly following the expiration of the Distribution Compliance Period. Simultaneously with the authentication of the Regulation S Global Note, the Fiscal Agent shall cancel this Note. The aggregate amount of outstanding Notes represented hereby may from time to time be reduced or increased to reflect exchanges. The Notes represented hereby are issued in registered form without coupons in the minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Any transfer of Notes may be registered and Notes may be exchanged as provided in the Agreement. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Agreement.

10. Persons Deemed Owners. Except as provided for in the Agreement, the registered Holder of a Note may be treated as its owner for all purposes.

11. Amendment, Supplement, Waiver. Subject to certain exceptions, the Agreement or the Notes may be amended, supplemented or modified, with the consent of MBIA and the Holders of a majority in aggregate principal amount of the Notes, and any existing default may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes. Without the consent of any Noteholder, the Agreement or the Notes may be amended, modified or supplemented inter alia, to cure any ambiguity or correct any defective provision, to evidence the succession of another entity to MBIA and provide for assumption of MBIA’s covenants and obligations under the

Agreement and the Notes or to make any change that the Fiscal Agent and MBIA determine is necessary or desirable and which shall not adversely affect the interest of any Noteholder in any material respect.

12. Fiscal Agent Dealings with MBIA. The Fiscal Agent under the Agreement, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for MBIA and may otherwise deal with MBIA as if it were not the Fiscal Agent.

13. No Recourse Against Others. A director, officer, employee or policyowner, as such, of MBIA shall not have any liability for any obligations of MBIA under the Notes or the Agreement or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Fiscal Agent or an authenticating agent on the face hereof.

15. Abbreviations. The following abbreviations, when used in this Note or in any instrument of assignment of this Note, shall be construed as though they were written out in full: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16. Governing Law. The Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws rules of such State. The Superintendent’s exercise of regulatory authority, including approval of payments on the Notes, shall be governed by, and in accordance with, the law of the State of New York and the parties hereto shall submit any disputes related to the exercise of such regulatory authority to a court of competent jurisdiction in the State of New York (or, if the Superintendent is no longer the primary regulator of the financial condition of MBIA, the law of such jurisdiction of the primary regulator of the financial condition of MBIA).

MBIA will furnish to any Noteholder upon written request and without charge a copy of the Agreement. Requests may be made to: MBIA Insurance Corporation, 133 King Street, Armonk, New York, 10504, Attention: Richard Thevenet, Treasurer.

[Intentionally Left Blank]

ASSIGNMENT FORM

To assign this Note fill in the form below:

We assign and transfer this Note to

(Insert assignee’s social security or tax identification number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                  as agent to transfer this Note on the books of MBIA Insurance Corporation. The agent may substitute another to act for him.

Date:	Your signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guaranteed:

SCHEDULE OF EXCHANGES FOR NOTES

The following exchanges of a part of this Note in global form have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Note in global form	Amount of increase in Principal Amount of this Note in global form	Principal Amount of this Note in global form following such decrease (or increase)	Signature of authorized officer or Fiscal Agent or Custodian

EXHIBIT C

FORM OF REGISTRATION OF TRANSFER OR EXCHANGE OF SURPLUS NOTES

Re:    $1,000,000,000 of 14% Fixed-to-Floating Rate Surplus Note due 2033 of MBIA Insurance Corporation

This Certificate relates to $                     principal amount of Surplus Notes held in *     book-entry or *     definitive form by (the “Transferor”).

The Transferor*:

[    ] has requested the Registrar and the Fiscal Agent by written order to deliver in exchange for its beneficial interest in Surplus Notes in global form held by the Depository a Surplus Note or Surplus Notes in definitive, registered form of authorized denominations and in an aggregate principal amount equal to its beneficial interest in such Surplus Notes in global form (or the portion thereof indicated above); or

[    ] has requested the Registrar and the Fiscal Agent by written order to cause it, in exchange for its surrendering a Surplus Note or Surplus Notes in definitive registered form for cancellation, to be recorded as the owner of a beneficial interest in Surplus Notes in global form of an authorized denomination and an aggregate principal amount equal to its aggregate interest in such definitive Surplus Note or Surplus Notes (or the portion thereof indicated above); or

[    ] has requested the Registrar and the Fiscal Agent by written order to exchange or register the transfer of a Surplus Note or Surplus Notes.

In connection with such request and in respect of each such Surplus Note, the Transferor does hereby certify to MBIA Insurance Corporation and the Registrar as follows:*

[    ] Such Surplus Note is owned by the Transferor and is being exchanged without transfer; or

[    ] Such Surplus Note is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) in reliance on Rule 144A; or

[    ] Such Surplus Note is being transferred in accordance with Rule 144(k) under the Securities Act; or

[    ] Such Surplus Note is being transferred in accordance with Regulation S under the Securities Act; or

[    ] Such Surplus Note is being transferred pursuant to another available exemption under the Securities Act.

[INSERT NAME OF TRANSFEROR]

By:

Date:

*	Check applicable box.

EXHIBIT D

FORM OF CERTIFICATION TO BE GIVEN BY HOLDERS OF

BENEFICIAL INTEREST IN A REGULATION S TEMPORARY

GLOBAL NOTE TO EUROCLEAR OR CLEARSTREAM

OWNER SECURITIES CERTIFICATION

[EUROCLEAR BANK S.A/N.V.,

    as Operator of the Euroclear System] [or]

[CLEARSTREAM BANKING,

    SOCIÉTÉ ANONYME, LUXEMBOURG]

Re:	MBIA Insurance Corporation 14 % Fixed-to-Floating Rate Surplus Notes due 2033 (the “Securities”)

Reference is hereby made to the Fiscal Agency Agreement, dated as of January 16, 2008 (the “Agreement”), between MBIA Insurance Corporation (“MBIA”) and The Bank of New York, as Fiscal Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

This certificate relates to US$[                    ] aggregate principal amount of Securities (the “Specified Securities”), which are evidenced by the Regulation S Temporary Global Note (CUSIP No. U1894L AE7) and held with the Depository through Euroclear or Clearstream or both in the name of [insert name of holder] (the “Holder”).

In respect of such Specified Securities, the Holder does hereby certify that as of the date hereof, the Specified Securities are beneficially owned by Non-U.S. Persons and are not held for purposes of resale directly or indirectly to a U.S. Person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia. As used herein, “U.S. Person” has the meaning assigned to it in Rule 902 under the Securities Act of 1933, as amended.

We undertake to advise you immediately by tested telex or by electronic transmission on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures, which date is expected to be [                    ], if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such proceedings. This certification and the statements contained herein are made for your benefit and the benefit of MBIA and the underwriters or initial purchasers, if any, of the initial offering of such Securities being transferred.

Dated: [                                ]

By:
As, or as agent for, the beneficial owner(s) of the Securities to which this certificate relates.

EXHIBIT E

FORM OF CERTIFICATION TO BE GIVEN BY THE EUROCLEAR OPERATOR OR

CLEARSTREAM BANKING, SOCIÉTÉ ANONYME, LUXEMBOURG

DEPOSITORY SECURITIES CERTIFICATION

The Bank of New York, as Fiscal Agent

101 Barclay Street

New York, New York, 10286

Attention: Corporate Finance

Re:	MBIA Insurance Corporation 14 % Fixed-to-Floating Rate Surplus Notes due 2033 (the “Securities”)

Reference is hereby made to the Fiscal Agency Agreement, dated as of January 16, 2008 (the “Agreement”), between MBIA Insurance Corporation (“MBIA”) and The Bank of New York as Fiscal Agent. Capitalized terms used but not defied herein shall have the meanings given to them in the Agreement.

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organizations”), which certifications are substantially to the effect set forth in the Agreement, as of the date hereof, $[                    ] aggregate principal amount of the above-captioned Securities are beneficially owned by Non-U.S. Persons and are not held for purposes of resale directly or indirectly to a U.S. Person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia. As used herein, “US Person” has the meaning assigned to it in Rule 902 under the Securities Act of 1933, as amended.

We further certify (i) that we are not making available herewith for exchange any portion of the Regulation S Temporary Global Note excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is

D-1

or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings. This certification and the statements contained herein are made for your benefit and the benefit of MBIA and the underwriters or initial purchasers, if any, of the initial offering of such Securities being transferred.

Dated:                    ,

Yours faithfully,

[EUROCLEAR BANK, S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM]

or

[CLEARSTREAM BANKING, SOCIÉTÉ ANONYME, LUXEMBOURG]

By

EXHIBIT F

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER FROM RESTRICTED GLOBAL

NOTE TO TEMPORARY REGULATION S GLOBAL NOTE

(Transfers Pursuant to Section 4.01(b)

of the Fiscal Agency Agreement)

The Bank of New York, as Fiscal Agent

101 Barclay Street, Floor 8W

New York, New York 10286

Re:	MBIA Insurance Corporation 14 % Fixed-to-Floating Rate Surplus Notes due 2033 (the “Notes”)

Reference is hereby made to the Fiscal Agency Agreement, dated as of January 16, 2008 (the “Fiscal Agency Agreement”), between MBIA Insurance Corporation, as Issuer (the “Issuer”), and The Bank of New York, as Fiscal Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Fiscal Agency Agreement.

This letter relates to $                     principal amount of Notes which are evidenced by the Restricted Global Note (CUSIP No. 55276G AA3) and held with the Depository in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by the Temporary Global Note (CUSIP No. U1894L AE7), which amount, immediately after such transfer, is to be held with the Depository through Euroclear or Clearstream or both (Common Code             ).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 903 or Rule 904 under the United States Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby further certify that:

(1) the offer of the Notes was not made to a person in the United States;

(2) either:

(A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

(3) no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5) upon completion of the transaction, the beneficial interest being transferred as described above was held with the Depository through Euroclear or Clearstream or both (Common Code             ).

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers. Terms used in this certificate and not otherwise defined in the Fiscal Agency Agreement have the meanings set forth in Regulation S under the Securities Act.

The following signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Fiscal Agent and Paying Agent, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Fiscal Agent and Paying Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:                     ,

cc: MBIA Insurance Corporation

EXHIBIT G

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER FROM RESTRICTED GLOBAL

NOTE TO PERMANENT REGULATION S GLOBAL NOTE

(Transfers Pursuant to Section 4.01(c)

of the Fiscal Agency Agreement)

The Bank of New York, as Fiscal Agent

101 Barclay Street, Floor 8W

New York, New York 10286

Re:	MBIA Insurance Corporation 14 % Fixed-to-Floating Rate Surplus Notes due 2033 (the “Notes”)

Reference is hereby made to the Fiscal Agency Agreement, dated as of January 16, 2008 (the “Fiscal Agency Agreement”), between MBIA Insurance Corporation, as Issuer (the “Issuer”), and The Bank of New York, as Fiscal Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Fiscal Agency Agreement.

This letter relates to $                     principal amount of Notes which are evidenced by the Restricted Global Note (CUSIP No. 55276G AA3) and held with the Depository in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a person that will take delivery thereof in the form of an equal principal amount of Notes evidenced by the Permanent Regulation S Global Note (CUSIP No. U1894L AE7).

In connection with such request and in respect of such Securities, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 903, Rule 904 or Rule 144 under the United States Securities Act of 1933, as amended (the “Securities Act”) and accordingly the Transferor does hereby further certify that:

(1) if the transfer has been effected pursuant to Rule 903 or Rule 904:

(A) the offer of the Notes was not made to a person in the United States;

(B) either:

(i) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(ii) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(C) no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable; and

(D) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or

(2) if the transfer has been effected pursuant to Rule 144, the Notes have been transferred in a transaction permitted by Rule 144.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers.

The following signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Fiscal Agent and Paying Agent, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Fiscal Agent and Paying Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:                     ,

cc: MBIA Insurance Corporation

EXHIBIT H

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER FROM TEMPORARY REGULATION S GLOBAL NOTE

TO RESTRICTED GLOBAL NOTE

(Transfers Pursuant to Section 4.01(d)

of the Fiscal Agency Agreement)

The Bank of New York, as Fiscal Agent

101 Barclay Street, Floor 8W

New York, New York 10286

Re:	MBIA Insurance Corporation 14 % Fixed-to-Floating Rate Surplus Notes due 2033 (the “Notes”)

Reference is hereby made to the Fiscal Agency Agreement, dated as of January 16, 2008 (the “Fiscal Agency Agreement”), between MBIA Insurance Corporation, as Issuer (the “Issuer”), and The Bank of New York, as Fiscal Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Fiscal Agency Agreement.

This letter relates to $                     principal amount of Notes which are evidenced by the Temporary Regulation S Global Note (CUSIP No. U1894L AE7) and held with the Depository through [Euroclear] [Clearstream] (Common Code             ) in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in Notes to a person that will take delivery thereof in the form of an equal principal amount of Notes evidenced by the Restricted Global Note (CUSIP No. 55276G AA3).

In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended, and, accordingly, the Transferor does hereby further certify that the Notes are being transferred to a person that the Transferor reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers.

The following signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Fiscal Agent and Paying Agent, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Fiscal Agent and Paying Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:                     ,

cc: MBIA Insurance Corporation